     As filed with the Securities and Exchange Commission on March 11, 2004
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ATLAS PIPELINE PARTNERS, L.P.
                   and the Additional Registrants listed below
             (Exact name of registrant as specified in its charter)

                   Delaware                                   23-3011077
         (State or other jurisdiction of                   (I.R.S. Employer
         incorporation or organization)                   Identification No.)

                                 311 Rouser Road
                             Moon Township, PA 15108
                                 (412) 262-2830
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                               Michael L. Staines
                         Atlas Pipeline Partners GP, LLC
                                 311 Rouser Road
                             Moon Township, PA 15108
                                 (412) 262-2830
   (Address, including zip code, and telephone number, including area code, of agent for service)

                    Please send copies of communications to:

                               Lisa A. Ernst, Esq.
                            Ledgewood Law Firm, P.C.
                               1521 Locust Street
                             Philadelphia, PA 19102
                                 (215) 731-9450

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

==========================================================================================================
                                                                            Proposed
                                                          Proposed           maximum
                                          Amount           maximum          aggregate        Amount of
Title of each class of securities to       to be        offering price      offering        registration
be registered                           registered       per unit(2)      price (1) (3)       fee(4)
==========================================================================================================
Common Units(5)                             (2)              --                (2)              (2)
==========================================================================================================
Subordinated Units(5)                       (2)              --                (2)              (2)
==========================================================================================================
Debt Securities(5)                          (2)              --                (2)              (2)
==========================================================================================================
Guarantees of Debt Securities(6)            (2)              --                (2)              (2)
==========================================================================================================
Warrants(5)                                 (2)              --                (2)              (2)
==========================================================================================================
Total                                  $250,000,000          --            $250,000,000       $31,675
==========================================================================================================

(1) The aggregate initial offering price of the securities registered hereby will not exceed $250,000,000. Such amount represents the issue price of any Common Units or Subordinated Units, the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount and the issue price of any Warrants (but not the exercise price of any Securities issuable upon the exercise of such Warrants).

(2) Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act").

(3) No separate consideration will be received for (a) any Debt Securities, Common Units, Subordinated Units or other securities that may be issuable upon conversion of or in exchange for convertible or exchangeable securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416) or (b) any Guarantees.

(4)  Calculated pursuant to Rule 457(o) under the Securities Act.

(5) Includes such indeterminate number of shares of Common Units, such indeterminate number of Subordinated Units, such indeterminate principal amount of Debt Securities, such indeterminate number of Warrants, and such indeterminate amount of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act) as may be offered pursuant to this registration statement.

(6) We are registering an indeterminate amount of Guarantees of the Debt Securities referred to above by the additional registrants named herein. No additional consideration will be received for the Guarantees, if any, of the Debt Securities. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such Guarantees of the Debt Securities.

                                      TABLE OF ADDITIONAL REGISTRANTS

         -------------------------------------------------- --------------------- -----------------------
         Exact names of each subsidiary guarantor                                   I.R.S. Employer
         additional registrant as specified in its                 State of         Identification
         charter                                                 organization             Number
         -------------------------------------------------- --------------------- -----------------------
         -------------------------------------------------- --------------------- -----------------------
         Atlas Pipeline Operating Partnership, L.P.               Delaware              23-3015646
         -------------------------------------------------- --------------------- -----------------------
         -------------------------------------------------- --------------------- -----------------------
         Atlas Pipeline New York, LLC                           Pennsylvania            25-1850095
         -------------------------------------------------- --------------------- -----------------------
         -------------------------------------------------- --------------------- -----------------------
         Atlas Pipeline Ohio, LLC                               Pennsylvania            25-1849435
         -------------------------------------------------- --------------------- -----------------------
         -------------------------------------------------- --------------------- -----------------------
         Atlas Pipeline Pennsylvania, LLC                       Pennsylvania            25-1849453
         -------------------------------------------------- --------------------- -----------------------

         The registrant and the additional registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant and the additional registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                                  $250,000,000

                          ATLAS PIPELINE PARTNERS, L.P.

                                  Common Units
                               Subordinated Units
                                 Debt Securities
                                    Warrants


We may offer from time to time the following types of securities:

   o our common units representing limited partner interests;

   o our subordinated units representing limited partner interests;

   o our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other evidences of indebtedness;

   o warrants to purchase any of the other securities that may be sold under this prospectus; or

   o any combination of these securities, individually or as units.

The securities will have an aggregate initial offering price of up to $250,000,000. The securities may be offered separately or together in any combination and as a separate series. This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries on terms to be determined at the time of the offering.

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

Our common units are quoted on the American Stock Exchange under the symbol
"APL."

You should read "Risk Factors" beginning on page 15 of this prospectus, as well as those which may be contained in any supplement to this prospectus, for a discussion of important factors that you should consider before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

                       Prospectus dated ___________, 2004

                               PROSPECTUS SUMMARY

                              About this Prospectus

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, offer any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                                 Atlas Pipeline

         We own and operate natural gas pipeline gathering systems through our operating partnership and its operating subsidiaries. Our primary assets consist of approximately 1,380 miles of intrastate gathering systems located in eastern Ohio, western New York and western Pennsylvania. In September 2003, we entered into a purchase and sale agreement with SEMCO Energy, Inc. (NYSE: SEN) under which we or our designee will purchase all of the outstanding equity of SEMCO's wholly-owned subsidiary, Alaska Pipeline Company, which owns a 354-mile intrastate natural gas transmission pipeline that delivers gas to metropolitan Anchorage. The total consideration, payable in cash at closing, will be approximately $95 million, subject to an adjustment based on the amount of working capital that Alaska Pipeline has at closing.

         Currently, our gathering systems serve approximately 4,550 wells with an average daily throughput for the year ended December 31, 2003 of 52.5 million cubic feet, or mmcf, of natural gas. Our gathering systems provide a means through which well owners and operators can transport the natural gas produced by their wells to public utility pipelines for delivery to customers. To a lesser extent, our gathering systems transport natural gas directly to customers. Our gathering systems currently connect with public utility pipelines operated by Peoples Natural Gas Company, National Fuel Gas Supply, Tennessee Gas Pipeline Company, National Fuel Gas Distribution Company, East Ohio Gas Company, Columbia of Ohio, Consolidated Natural Gas Co., Texas Eastern Pipeline, Columbia Gas Transmission Corp. and Equitable Utilities. We do not engage in storage or gas marketing programs, nor do we currently engage in the purchase and resale for our own account of natural gas transported through our gathering systems.

         We originally acquired the gathering systems of Atlas America, Inc. and its affiliates, all of which are subsidiaries of Resource America, Inc. (NASDAQ:
REXI), when we commenced operations in January 2000. Throughout this prospectus, we refer to the Resource America energy subsidiaries with which we have contractual relationships, including Atlas America, collectively as "Atlas America," unless specifically stated otherwise. Atlas America and its affiliates sponsor limited and general partnerships to raise funds from investors to explore for natural gas, and produce natural gas and, to a lesser extent, oil from locations in eastern Ohio, western New York and western Pennsylvania. Our gathering systems are connected to 4,100 of those wells. Atlas America drilled and connected 270 wells to our gathering systems during the year ended December 31, 2003, 195 wells during the year ended December 31, 2002 and 196 wells during the year ended December 31, 2001.

         We are party to an omnibus agreement with Atlas America that is intended to maximize the use and expansion of our gathering systems and the amount of natural gas they transport. Among other things, the omnibus agreement requires Atlas America to install required flow lines and connect wells it operates that are located within 2,500 feet of one of our gathering systems.

         We are also party to natural gas gathering agreements with Atlas America under which it pays us gathering fees generally equal to a percentage, generally 16%, of the gross or weighted average sales price of the natural gas we transport subject, in certain cases, to minimum prices of $.35 or $.40 per thousand cubic feet, or mcf. Our business, therefore, depends in large part on the prices at which the natural gas we transport is sold. Due to the volatility of natural gas prices, our gross revenues can vary materially from period to period. During the year ended December 31, 2003, we received gathering fees averaging $.82 per mcf, while during the previous year, our average gathering fee was $.58 per mcf.

                             Objectives and Strategy

         Our objective is to increase cash flow, earnings and returns to our unitholders by:

             o expanding our revenue base through:

                 o construction of extensions necessary to service additional wells drilled by Atlas America and others and

                 o accretive acquisitions of mid-stream energy assets such as natural gas gathering, transmission, processing and storage facilities and liquid gathering, transmission and storage facilities;

             o limiting operating costs through achievement of economies of scale as a result of expanding our operations through extensions and acquisitions; and

             o continuing to strengthen our balance sheet by financing our growth with a combination of long-term debt and equity to provide the financial flexibility to fund future opportunities.

         Since commencing operations in January 2000, we have pursued these objectives by:

             o adding 372 miles of pipeline to our original system;

             o connecting 829 wells to our pipeline, 770 of which were drilled by Atlas America;

             o acquiring gathering systems in Ohio and Pennsylvania, aggregating
               120 miles of pipeline, with approximately 433 wells connected to those systems;

             o agreeing in September 2003 to acquire Alaska Pipeline, which we believe will add a significant source of stable income and distributable cash flow; and

             o upgrading our system and substantially expanding our capacity.

                             Partnership Information

         We were formed in May 1999 as a Delaware limited partnership and, under our partnership agreement, will be required to dissolve no later than December 31, 2098. We own a 98.9899% limited partnership interest in Atlas Pipeline Operating Partnership, L.P., also a Delaware limited partnership, which owns our current gathering systems through subsidiaries. We recently formed APC Acquisition, LLC, in which we currently own 100% of the membership interests, in order to acquire Alaska Pipeline. We have no significant assets other than our limited partnership interest in the operating partnership. Our general partner has sole responsibility for conducting our business and managing our operations. As is commonly the case with publicly traded limited partnerships, we do not directly employ any of the persons responsible for our management or operation. Rather, Atlas America personnel manage and operate our business. Our general partner also acts as general partner of the operating partnership. As a consequence, the affairs of the operating partnership are controlled by our general partner and not by us. However, our general partner may not, without the consent of all of our limited partners, consent to any act that would make it impossible to carry on our ordinary business and may not, without the consent of limited partners holding a majority of the outstanding common units and subordinated units, voting as separate classes, dispose of all or substantially all of our assets or the assets of the operating partnership.

         Our common units are entitled to receive cash distributions of $.42 per quarter, or $1.68 on an annualized basis, before any distributions are paid on our existing subordinated units. We expect this priority to continue until January 1, 2005. Our general partner owns all of our outstanding 1,641,026 subordinated units.

         Our principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108 and our telephone number is (412) 262-2830.

                              Partnership Structure

         The following chart shows our current organization and ownership.

                                       -----------------------------------
                                             Resource America, Inc.
                                       -----------------------------------
                                                      |
                                                 100% |
                                       ---------------|-------------------
                                               Atlas America, Inc.
                                          Viking Resources Corporation,
                                            Resource Energy, Inc. and
                                              other subsidiaries
                                       ---------------|-------------------
                                                      |
Existing Common                                       |
Unitholders                                           |
2,713,659 common units                                |
                                                 100% |
                                       ---------------|-------------------
                                         Atlas Pipeline Partners GP, LLC  -------------------------------|
                                          1,641,026 subordinated units    ------------------------|      |
                                       -----------------------------------                        |      |
                                                      |                                           |      |
                                                      |                                           |      |
                                                      |                          1.0101% general  |      |
                                          37.7% limited partner interest         partner interest |      |   1.0101% general
                                       -----------------------------------                        |      |   partner interest
62.3% limited partner interest           Atlas Pipeline Partners, L.P.    ------------------------|      |
                                       ---------------|-------------------                               |
                                                      |                                                  |
                           100%                       |                                                  |
-----------------------------                         |                                                  |
    APC Acquisition, LLC                              |                                                  |
-----------------------------                         |                                                  |
                                                      |                                                  |
                                                      |                                                  |
                                                      98.9899%                                           |
                                            limited partner interest                                     |
                                                      |                                                  |
                                                      |                                                  |
                                          ------------|---------------                                   |
                                            Atlas Pipeline Operating                                     |
                                               Partnership, L.P.          -------------------------------|
                                          ------------|---------------
                                                      |
                                                      |
           100%                                   100%|                                            100%
             |                                        |                                              |
             |                                        |                                              |
-------------|---------------             ------------|---------------                 --------------|------------------
Atlas Pipeline New York, LLC                Atlas Pipeline Ohio, LLC                    Atlas Pipeline Pennsylvania LLC
-----------------------------             ----------------------------                 ---------------------------------

         Summary of Conflicts of Interest and Fiduciary Responsibilities

         Our general partner has a fiduciary duty to manage us in a manner beneficial to us and our unitholders. However, because our general partner is a corporate subsidiary of Atlas America, its officers and directors have fiduciary duties to manage its business in a manner beneficial to Atlas America. As a result, conflicts of interest may arise in the future between us and our unitholders, on the one hand, and Atlas America and its affiliates, on the other hand.

         The following situations, among others, could give rise to conflicts of interest:

         o our general partner determines the amount and timing of asset purchases and sales, capital expenditures, issuances of additional common units, borrowings and reserves, which can impact the amount of distributions to unitholders;

         o our general partner may take actions on our behalf that have the effect of enabling our general partner to receive distributions on its subordinated units;

         o some of the officers of our general partner who provide services to us also devote significant time to the businesses of our general partner's affiliates, and competition for their services may develop;

         o the officers of our general partner may make decisions on behalf of Atlas America, as the operator of natural gas wells connected to our gathering systems, as to the volume of gas produced by these wells, and these decisions may affect the volume of natural gas transported by us and, thus, our revenues; and

         o our general partner makes decisions that affect the obligations of Atlas America to us in constructing gathering systems, providing financing for that construction and identifying gathering systems for possible acquisition.

         Our general partner has a conflicts committee, consisting of three independent members of its managing board, that is available to review matters involving conflicts of interest.

         Our partnership agreement limits the liability and reduces the fiduciary duties of our general partner to our unitholders. Our partnership agreement also restricts the remedies available to unitholders for actions that might otherwise constitute breaches of its fiduciary duty. By purchasing a common unit, you are treated as having consented to these restrictions, and to various actions contemplated in the partnership agreement and to conflicts of interest that might otherwise be considered a breach of fiduciary or other duties under applicable state law.

      Distributions and Payments to Our General Partner and Its Affiliates

         The following summarizes the distributions and payments we make to our general partner and its affiliates in connection with our operation and liquidation. These distributions and payments were determined by and among affiliated entities and, consequently, are not the result of arm's length negotiations.

Cash distributions to our general partner........... Cash distributions are generally made 98% to the unitholders, including to our general partner as
                                                     holder of our existing subordinated units, and 2% to
                                                     our general partner. If distributions exceed specified
                                                     target levels, our general partner will receive from
                                                     15% to 50% of the excess distributions. We refer to
                                                     these distributions as our general partner's
                                                     "incentive distribution rights." For the year ended
                                                     December 31, 2003, our general partner received
                                                     distributions of $4,561,100, including $594,000 of
                                                     incentive distributions, $192,700 on its general
                                                     partner interest and $3,774,400 on its subordinated
                                                     units.

Payments to our general partner..................... Our general partner does not receive management fees or other compensation for managing us. We reimburse our general partner for all direct, indirect and capital expenditures it incurs on our behalf.  For the year ended December 31, 2003, we reimbursed
                                                     $11,715,600 to our general partner, consisting of $2,420,500 in transportation and compression costs, $1,660,900 in general and administrative costs and $7,634,200 in capital expenditures.

Withdrawal or removal of our general
partner............................................. If our general partner withdraws or is removed, its general partner interest and incentive distribution rights will either be sold to the new general partner for cash or converted into common units, in each case for an amount equal to the fair market value of those interests.

Liquidation......................................... Upon our liquidation and after payment of our creditors, the partners, including our general partner, will be entitled to receive liquidating distributions according to their
                                                     particular capital account balances. For a description of how capital account balances are determined and adjusted upon
                                                     liquidation, see "Cash Distribution Policy--Distributions of
                                                     Cash Upon Liquidation."

                                                Our Partnership Agreement

Cash distributions.................................. We must distribute all of our cash on hand at the end of each quarter, less reserves established by our general partner in its discretion.  The amount of this cash may be greater than or less than the minimum quarterly distribution referred to in the next paragraph.  We generally make cash distributions within 45 days after the end of each quarter.

                                                     In general, we make cash distributions each quarter based on the following priorities:

                                                     o first, 98% to the common units and 2% to our general partner until each common unit has received a minimum quarterly distribution of
                                                       $.42, plus any arrearages in the payment of the minimum quarterly distribution from prior quarters;

                                                     o second, 98% to our existing subordinated units and 2% to our general partner until each subordinated unit has received a minimum quarterly distribution of $.42;

                                                     o third, 85% to all units and 15% to our general partner until each unit has received a total distribution of $.52 in that quarter;

                                                     o fourth, 75% to all units and 25% to our general partner until each unit has received a total distribution of $.60 in the quarter; and

                                                     o after that, 50% to all units and 50% to our general partner.

                                                     The distributions to our general partner in the third through fifth distribution levels are incentive distributions and are
                                                     disproportionate to its 2% interest in us as our general partner.

                                                     If we make a distribution from capital surplus, which generally means distributions from cash generated other than from operations or from working capital reserves, it is treated as if it were repayment of the unit price from our initial public offering of common units, which was $13.00 per common unit. To reflect repayment, distribution levels, including the minimum quarterly distributions, will be adjusted downward by multiplying each distribution amount by a fraction. This fraction is determined as follows:

                                                     o the numerator is the unrecovered initial unit price of the common unit immediately after giving effect to the repayment, and

                                                     o the denominator is the unrecovered initial unit price of the common units immediately before the repayment.

                                                     The unrecovered initial unit price is the initial public offering price per common unit of $13.00 less any distributions from capital surplus. Distributions from capital surplus will not reduce the minimum quarterly distribution or target or other distribution levels for the quarter in which they are distributed. We do not anticipate that there will be significant distributions from capital surplus.

                                                     Upon liquidation, we will distribute any cash remaining, after we have paid our creditors, to unitholders and our general partner in accordance with their capital account balances. To the extent proceeds of liquidation are available, we will adjust the capital accounts of our general partner and the common unitholders to give our general partner amounts representing incentive distributions.

Existing subordinated units;
subordination period................................ Our existing subordinated units are a separate class of interest in us whose rights to distributions are subordinate to those of the common units during the subordination period. The subordination period will end on January 1, 2005 unless the financial tests in the partnership agreement are not met. When the subordination period ends, all of these subordinated units will convert into common units on a one-for-one basis. The subordinated units will similarly convert to common units if our general partner is removed without cause. Converted subordinated units will have the same rights as common units and will thus participate equally with the other common units in distributions.

Issuance of additional units........................ We are permitted to issue common units, subordinated units, debt and other securities without restriction under our partnership agreement except that, during the subordination period for our existing subordinated units, we cannot issue securities having rights to distribution or in liquidation ranking prior or senior to our common units without unitholder consent.

Amendment of our partnership
agreement........................................... Our partnership agreement may generally be amended by a vote of persons holding a majority of the common units and existing subordinated units, voting as separate classes, provided that we obtain an opinion of counsel that the amendment will not materially adversely affect the limited liability of the limited partners.
                                                     Amendments may be proposed only by or with the consent of our general partner, which may withhold its consent in its sole discretion. Our general partner may, without the consent of unitholders, amend our partnership agreement to accommodate administrative functions such as admission, withdrawal or
                                                     substitution of limited partners, to effect our qualification to do business in a jurisdiction or to prevent us from being deemed an investment company. No amendment may be made that would enlarge the obligations of any limited partner without that partner's consent;
                                                     enlarge, restrict or reduce the rights, obligations, or amounts distributable or reimbursable to our general partner; change our term or modify the nature of those events causing our dissolution.

Limited liability of limited partners............... The liability of a person purchasing common units or subordinated units will be limited to the amount of the purchaser's investment plus the purchaser's share of any of our undistributed profits or assets, so long as the purchaser does not participate in the control of our business within the meaning of Delaware law and otherwise acts in conformity with our partnership agreement.

Limited voting rights............................... Holders of common units and subordinated units do not have voting rights except with respect to the following matters, for which the partnership agreement requires unitholder approval:

                                                     o a sale or exchange of all or substantially all of our
                                                       assets;

                                                     o the removal or withdrawal of our general partner;

                                                     o the election of a successor general partner;

                                                     o our dissolution or reconstitution;

                                                     o a merger;

                                                     o termination or material modification of the master natural gas gathering agreement and omnibus agreement with Atlas America;

                                                     o approval of the transfer by our general partner of its general partner interest or incentive distribution rights, except in a merger or to an affiliate; and

                                                     o in general, amendments to the partnership agreement.

Change of control................................... Any person or group, other than our general partner and its affiliates or a direct transferee of our general partner or its affiliates, that acquires beneficial ownership of 20% or more of our common units will lose its voting rights with respect to all of its common units.

Removal or withdrawal of our general
partner............................................. Our general partner may be removed by the vote of at least 66 2/3%
                                                     of our outstanding common units and the election of a successor general partner by the vote of a majority of the outstanding common units, excluding in both cases common units held by our general partner and its affiliates.

                                                     Our general partner may not withdraw as our general partner without the vote of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. However, our general partner may withdraw without approval of our common units if at least 50% of our common units are held or controlled by one person or its affiliates other than our general partner and its affiliates.

Consequences of removal of our general
partner............................................. If our general partner is removed other than for cause, all of our existing subordinated units will immediately convert into common units on a one-for-one basis. Any existing arrearages in the payment of the minimum quarterly distribution to the common units will be extinguished, and our general partner will have the right to convert its general partner interest and its right to receive incentive distributions into common units or to receive cash in exchange for such interests. In addition, the omnibus agreement will terminate and the master natural gas gathering agreement will terminate with respect to future wells drilled and completed by Atlas America.

                             Summary Financial Data

         We derived the financial data set forth below as of and for the three years ended December 31, 2003 from our consolidated financial statements for those periods, which have been audited by Grant Thornton LLP, independent accountants. You should read the financial data in this table together with, and such financial data is qualified by reference to, our consolidated financial statements, the notes to our consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere or incorporated by reference in this prospectus.

                                                                For the years ended December 31,
                                                               -----------------------------------
                                                                 2003          2002         2001
                                                               -------        -------      -------
                                                               (in thousands, except per unit data)
       Income statement data:

       Revenues.............................................   $15,749        $10,667      $13,129
                                                               =======        =======      =======

       Total transportation and compression, general and
       administrative expenses.............................    $ 4,081        $ 3,544      $ 3,042
                                                               =======        =======      =======

       Depreciation and amortization........................   $ 1,770        $ 1,476      $ 1,356
                                                               =======        =======      =======

       Net income...........................................   $ 9,639        $ 5,398      $ 8,556
                                                               =======        =======      =======

       Net income per limited partner unit - basic and         $  2.17        $  1.54      $  2.30
       diluted..............................................   =======        =======      =======

                                                                          At December  31,
                                                               -----------------------------------
                                                                 2003           2002         2001
                                                               -------        -------      -------
                                                               (in thousands, except per unit data)
       Balance sheet data:

       Total assets.........................................   $49,512        $28,515      $26,002
                                                               =======        =======      =======

       Long-term debt.......................................   $     -        $ 6,500      $ 2,089
                                                               =======        =======      =======

       Common unitholders' capital..........................   $43,551        $19,164      $20,129
       Subordinated unitholder's capital....................       354            684        1,661
       General partner's capital (deficit)..................       340           (161)        (116)
                                                               -------        -------      -------

       Total partners' capital..............................   $44,245        $19,687      $21,674
                                                               =======        =======      =======

       Distributions declared per common unit...............   $  2.38        $  2.14      $  2.50
                                                               =======        =======      =======

                             Summary Operating Data

         The following table summarizes information concerning the volumes of natural gas we transported during the years ended December 31, 2003, 2002 and 2001 as well as the average transportation rate we received during those periods.

                                                             For the years ended December 31,
                                                          ---------------------------------------
                                                              2003         2002          2001
                                                          -----------   -----------   -----------
       Total volume of natural gas transported (in
          mcf)..........................................   19,152,300    18,382,600    17,125,000
                                                          ===========   ===========   ===========

       Average daily volume of natural gas transported
          (in mcf)......................................       52,472        50,363        46,918
                                                          ===========   ===========   ===========

       Average transportation rate per mcf..............  $       .82   $       .58   $       .76
                                                          ===========   ===========   ===========
       Available cash from operating surplus(1).........  $10,800,000   $ 7,385,300   $ 9,284,600
                                                          ===========   ===========   ===========

-----------------
(1) We define available cash from operating surplus under "Our Partnership Agreement--Cash Distribution Policy--Distributions of Available Cash from Operating Surplus." Available cash from operating surplus is not a measure of cash flow as determined by generally accepted accounting principles. We have included information concerning available cash from operating surplus because it provides investors and management additional information as to our ability to pay distributions to common unitholders and fixed charges and is presented solely as a supplemental financial measure. Available cash from operating surplus should not be considered as an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles or as an indicator of our operating performance or liquidity. Available cash from operating surplus is not necessarily comparable to a similarly titled measure of another company. The table below shows how we calculated available cash from operating surplus.

                                                             For the years ended December 31,
                                                             --------------------------------
                                                                 2003      2002       2001
                                                               --------   -------   -------
                                                                       (in thousands)
         Net cash provided by operating activities...........  $ 13,702   $ 8,138   $10,268

         Net borrowings less capital expenditures
            and acquisitions.................................   (14,134)     (820)   (1,039)

         Capital contributions and net proceeds from
            offering.........................................    25,720         -        45

         Increase in other assets............................    (2,468)      (61)      (38)

         (Increase) decrease in cash reserves................   (12,020)      128        49
                                                               --------   -------   -------

         Available cash from operating surplus...............  $ 10,800   $$7,385   $ 9,285
                                                               ========   =======   =======

                                  RISK FACTORS

         Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks we encounter are similar to those that would be faced by a corporation engaged in a similar business. You should consider the following risk factors together with all of the other information included in this prospectus in evaluating an investment in our securities. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our securities could decline and you may lose some or all of your investment.

Our cash distributions are not assured and may fluctuate with our performance.

         The amounts of cash that we generate may not be sufficient to pay the minimum quarterly distributions established in our partnership agreement or any other level of distributions. The actual amounts of cash we generate will depend upon numerous factors relating to our business which may be beyond our control, including:

             o the demand for and price of natural gas;

             o the volume of natural gas we transport;

             o continued development of wells for connection to our gathering systems;

             o the expenses we incur in providing our gathering services;

             o the cost of acquisitions and capital improvements;

             o our issuance of equity securities;

             o required principal and interest payments on our debt;

             o fluctuations in working capital;

             o prevailing economic conditions;

             o fuel conservation measures;

             o alternate fuel requirements;

             o government regulations; and

             o technical advances in fuel economy and energy generation devices.

         Our ability to make cash distributions depends primarily on our cash flow. Cash distributions do not depend directly on our profitability, which is affected by non-cash items. Therefore, cash distributions may be made during periods when we record losses and may not be made during periods when we record profits.

The failure of Atlas America to perform its obligations under the natural gas gathering agreements may adversely affect our revenues.

         Our revenues currently consist of the fees we receive under the master natural gas gathering agreement and other transportation agreements we have with Atlas America and its affiliates. While Atlas America receives gathering fees from the well owners, it is contractually obligated to pay our fees even if the gathering fees paid to it by well owners are less than the fees it must pay us. Our cash flow could be materially adversely affected if Atlas America failed to discharge its obligations to us.

The amount of natural gas we transport will decline over time unless new wells are connected to our gathering systems.

         Production of natural gas from a well generally declines over time until the well can no longer economically produce natural gas and is plugged and abandoned. Failure to connect new wells to our gathering systems could, therefore, result in the amount of natural gas we transport reducing substantially over time and could, upon exhaustion of the current wells, cause us to abandon one or more of our gathering systems and, possibly, cease operations. As a consequence, our revenues and, thus, our ability to make distributions to unitholders would be materially adversely affected.

         We entered into the omnibus agreement with Atlas America to, among other things, increase the number of natural gas wells connected to our gathering systems. However, well connections resulting from that agreement depend principally upon the success of Atlas America in sponsoring drilling investment partnerships and completing wells for these partnerships in areas where our gathering systems are located. If Atlas America cannot or does not continue to organize these partnerships, if the amount of money raised by these partnerships decreases, or if the number of wells actually drilled and completed as commercial producing wells decreases, our revenues and ability to make cash distributions will be materially adversely affected.

The amount of natural gas we transport may be reduced if the public utility pipelines to which we deliver gas cannot or will not accept the gas.

         Our gathering systems principally serve as intermediate transportation facilities between sales lines from wells connected to our systems and the public utility pipelines to which we deliver natural gas. If one or more of these public utility pipelines has service interruptions, capacity limitations or otherwise does not accept the natural gas we transport, and we cannot arrange for delivery to other public utility pipelines, local distribution companies or end users, the amount of natural gas we transport may be reduced. Since our revenues depend upon the volumes of natural gas we transport, this could result in a material reduction in our revenues.

We may not be able to complete the acquisition of Alaska Pipeline.

         Completion of the acquisition of Alaska Pipeline is subject to a number of conditions, including receipt of governmental and non-governmental consents and approvals and the absence of a material adverse change in Alaska Pipeline's business. Among the required governmental authorizations are approval of the Regulatory Commission of Alaska. The purchase and sale agreement may be terminated by either SEMCO or us if the transaction is not completed by June 16, 2004.

We will incur substantial indebtedness to acquire Alaska Pipeline which may restrict our liquidity and, if interest rates increase, affect cash flow from the acquisition.

         We intend to finance the Alaska Pipeline acquisition in part through borrowing all of the $20 million available under our existing credit facility. Unless the borrowing is paid down, or the amount of availability increased, we will not have further borrowing capacity to finance future acquisitions, capital expenditures or other liquidity needs. Moreover, since this borrowing, and the $50 million borrowing that APC Acquisition will also make to finance the acquisition, are at variable interest rates, any increase in interest rates will adversely affect the cash flow we expect to derive from the acquisition. We intend to use the proceeds of one or more offerings of our securities pursuant to this prospectus to reduce some of these borrowings. However, we cannot assure you that we and Alaska Pipeline will generate sufficient cash flow from operations to satisfy our and its future liquidity needs.

Governmental regulation of our pipelines could increase our operating costs.

         Currently our gathering of natural gas from wells is exempt from regulation under the Natural Gas Act. However, the implementation of new laws or policies could subject us to regulation by the Federal Energy Regulatory Commission under the Natural Gas Act. We expect that any such regulation would increase our costs, decrease our revenues, or both.

         Gas gathering operations are subject to regulation at the state level. Matters subject to regulation include rates, service and safety. We have been granted an exemption from regulation as a public utility in Ohio. Presently, our rates are not regulated in New York and Pennsylvania. Changes in state regulations, or our status under these regulations that subject us to further regulation, could increase our operating costs or require material capital expenditures.

Litigation or governmental regulation relating to environmental protection and operational safety may result in substantial costs and liabilities.

         Our operations are subject to federal and state environmental laws under which owners of natural gas pipelines can be liable for clean-up costs and fines in connection with any pollution caused by their pipelines. We may also be held liable for clean-up costs resulting from pollution which occurred before our acquisition of the gathering systems. In addition, we are subject to federal and state safety laws that dictate the type of pipeline, quality of pipe protection, depth, methods of welding and other construction-related standards. Any violation of environmental, construction or safety laws could impose substantial liabilities and costs on us.

         We are also subject to the requirements of the Occupational Health and Safety Act, or OSHA, and comparable state statutes. Any violation of OSHA could impose substantial costs on us.

         We cannot predict whether or in what form any new legislation or regulatory requirements might be enacted or adopted, nor can we predict our costs of compliance. In general, we expect that new regulations would increase our operating costs and, possibly, require us to obtain additional capital to pay for improvements or other compliance action necessitated by those regulations.

We may not be able to fully execute our growth strategy.

         Our strategy contemplates substantial growth through both the acquisition of other gathering systems and the development of our existing system. Typically, we have paid for system development in cash and have made acquisitions either for cash or a combination of cash and common units. As a result, limitations on our access to capital or on the market for our common units will impair our ability to execute our growth strategy. In addition, our strategy of growth through acquisitions involves numerous risks, including:

             o we may not be able to identify suitable acquisition candidates;

             o we may not be able to make acquisitions on economically
               acceptable terms;

             o our costs in seeking to make acquisitions may be material, even if we cannot complete any acquisition we have pursued;

             o irrespective of estimates at the time we make an acquisition, the acquisition may prove to be dilutive to earnings and operating surplus; and

             o we may encounter difficulties in integrating operations and systems.

A decline in natural gas prices could adversely affect our revenues.

         Our gathering fees are generally equal to a percentage of either the gross or weighted average sales price of the natural gas we transport, although in some cases we receive a flat fee per mcf of gas transported. Our income therefore depends upon the prices at which the natural gas we transport is sold. Historically, the price of natural gas has been volatile; as a result, our income may vary widely from period to period.

Gathering system operations are subject to operational hazards and unforeseen interruptions.

         The operations of our gathering systems are subject to hazards and unforeseen interruptions, including natural disasters, adverse weather, accidents or other events beyond our control. A casualty occurrence might result in injury and extensive property or environmental damage. Our insurance coverage may not be sufficient for any casualty loss we may incur.

                                 USE OF PROCEEDS

         Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general partnership purposes, which may include, but not be limited to, refinancing of indebtedness, working capital, capital expenditures, acquisitions and repurchases and redemptions of securities.

                       RATIO OF EARNINGS TO FIXED CHARGES


         The following table shows our ratio of earnings to fixed charges for the periods indicated.

                                                                           Inception
                                                                             through
                                                Year ended December 31,    December 31,
                                            ----------------------------   ------------
                                            2003       2002         2001      2000
                                            ----       ----         ----      -----
         Ratio of earnings to fixed
             charges.....................   29.2       18.0         36.9      753.8

                            PRO FORMA FINANCIAL DATA

         Following are our unaudited pro forma financial statements. Our historical financial statements are as of and for the year ended December 31, 2003. Alaska Pipeline's historical financial statements are as of and for the twelve month period ended September 30, 2003. The unaudited pro forma balance sheet is prepared as though the acquisition of Alaska Pipeline occurred as of December 31, 2003, and the unaudited pro forma statement of operations is prepared as though the acquisition occurred as of January 1, 2003. The acquisition adjustments are described in the notes to the unaudited pro forma financial statements. The unaudited pro forma financial statements and accompanying notes should be read together with our and Alaska Pipeline's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and historical financial statements and related notes included elsewhere, or incorporated by reference, in this prospectus.

         We accounted for the acquisition of Alaska Pipeline in the unaudited pro forma financial statements using the purchase method in accordance with the guidance of Statement of Financial Accounting Standards No. 141, "Business Combinations." For purposes of developing the unaudited pro forma financial information, we have allocated the purchase price to Alaska Pipeline's gas gathering and transmission facilities based on fair market value.

         The unaudited pro forma financial statements are for informational purposes only and are based upon available information and assumptions that we believe are reasonable under the circumstances. You should not construe the unaudited pro forma financial statements as indicative of the combined financial position or results of operations that we and Alaska Pipeline would have achieved had the transaction been consummated on the dates assumed. Moreover, they do not purport to represent our and Alaska Pipeline's combined financial position or results of operations for any future date or period.

                          ATLAS PIPELINE PARTNERS, L.P.

                       PRO FORMA BALANCE SHEET (UNAUDITED)
                                DECEMBER 31, 2003

                                         Historical
                            Historical     Alaska        Acquisition                Pro forma
                               APL        Pipeline       adjustments               consolidated
                            ----------   ----------      -----------               ------------
          ASSETS
Current assets:
   Cash and cash
     equivalents............ $ 15,078     $       -    $         -                $     15,078
   Accounts receivable......        -           388           (388)   (a)                    -
   Accounts receivable -
     affiliates.............       12         3,530         (3,530)   (a)                   12

   Prepaid expenses.........       67           170           (170)   (a)                   67
                             --------     ---------    ------------               ------------
     Total current assets...   15,157         4,088         (4,088)                     15,157

Property and equipment:
   Gas gathering and
     transmission
     facilities.............   37,018        58,677         37,096    (b)              132,791
   Less - accumulated
     depreciation...........   (7,390)      (13,216)        13,216    (b)               (7,390)
                             ---------    ----------   -----------                -------------
     Net property and
       equipment............   29,628        45,461         50,312                     125,401

Goodwill....................    2,305        46,472        (46,472)   (a)                2,305

Other assets................    2,422           276          3,306    (a)(b)(c)          6,004
                             --------     ---------    -----------                ------------
                             $ 49,512     $  96,297    $     3,058                $    148,867
                             ========     =========    ===========                ============

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
   Accounts payable and
     accrued liabilities.... $    521     $   3,488    $    (3,488)   (a)         $        521
   Accounts payable -
     affiliates.............    1,673             -          4,355    (a)(b)(c)          6,028

   Distribution payable.....    3,073             -              -                       3,073
                             --------     ---------    -----------                ------------
     Total current
       liabilities..........    5,267         3,488            867                       9,622

Long-term debt..............        -        35,900         34,100    (a)(b)            70,000

Deferred income taxes.......        -         5,440         (5,440)   (a)                    -

Preferred equity
   subject to
   redemption...............        -             -         25,000    (b)               25,000
Stockholder's equity........        -        51,469        (51,469)   (a)                    -
Members equity..............        -             -              -    (a)(b)                 -

Partners' capital (deficit):
   Common unitholders.......   43,551             -              -                      43,551
   Subordinated
     unitholders............      354             -              -                         354
   General partner..........      340             -              -                         340
                             --------     ---------    -----------                ------------
     Total partners'
       capital..............   44,245             -              -                      44,245
                             --------     ---------    -----------                ------------
                             $ 49,512     $  96,297    $     3,058                $    148,867
                             ========     =========    ===========                ============

                   See notes to pro forma financial statements

                          ATLAS PIPELINE PARTNERS, L.P.

                  PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per unit data)


                                           Historical
                            Historical       Alaska       Acquisition            Pro forma
                               APL          Pipeline      adjustments           consolidated
                            ----------     ----------     -----------           ------------


Revenues:
   Transportation and
     compression............   $  15,651    $  63,570    $   (48,418)   (d)       $  30,803
   Pipeline management
     services...............           -        2,594         (2,594)   (d)               -
                               ---------    ---------    -----------              ---------
                                  15,651       66,164        (51,012)                30,803

Costs and expenses:
   Transportation and
     compression............       2,421            -              -                  2,421
   Cost of gas sold.........           -       52,529        (52,529)   (d)               -
   General and
     administrative.........       1,661        6,172         (4,701)   (e)           3,132
   Operations and
     maintenance............           -        1,301          1,236    (e)           2,537
   Depreciation and
     amortization...........       1,770        3,287           (315)   (g)(h)        4,742
                               ---------    ---------    ------------             ---------
                                   5,852       63,289        (56,309)                12,832
                               ---------    ---------    ------------             ---------

   Operating income.........       9,799        2,875          5,297                 17,971
                               ---------    ---------    -----------              ---------

   Other income
     (deductions):
     Interest expense.......        (258)      (3,002)        (4,609)   (f)(i)       (7,869)
     Other..................          98          264           (264)   (d)              98
                               ---------    ---------    ------------             ---------
                                    (160)      (2,738)        (4,873)                (7,771)
                               ---------    ---------    -----------              ---------

Income before
   Income taxes.............       9,639          137            424                 10,200
Provision for income taxes..           -           38            (38)   (j)               -
                               ---------    ---------    ------------             ---------
   Net income...............   $   9,639    $      99    $       462              $  10,200
                               =========    =========    ===========              =========

Net income - limited
   partners.................   $   8,651    $       -    $         -              $   7,593
                               =========    =========    ===========              =========

Net income - general
   partner..................   $     988    $       -    $         -              $   2,607
                               =========    =========    ===========              =========

Basic and diluted net
   income per limited
   partner .................   $    2.17    $       -    $         -              $    1.91
                               =========    =========    ===========              =========

Weighted average units
   outstanding..............       3,981            -              -                  3,981
                               =========    =========    ===========              =========

Per unit distributions -
   limited partner..........   $     2.39    $       -    $         -             $    2.84 (k)
                               ==========    =========    ===========             =========




                   See notes to pro forma financial statements

                          Atlas Pipeline Partners, L.P.
                Notes to Unaudited Pro Forma Financial Statements

     a. Immediately prior to the closing, Alaska Pipeline will convert from a corporation to a Delaware limited liability company ("LLC"), transfer its pipeline assets to the newly formed LLC, and dividend all of its remaining net assets to SEMCO.

     b. To reflect our purchase of 100% of the interest in the LLC for $96.5 million including estimated transaction costs and the payment of $250,000 for the tower license fee and $450,000 for the gas control services fee. The acquisition will be financed by a $25 million preferred equity mezzanine investment, a $50 million revolving credit facility and $20 million from bank borrowings under our existing credit facility. The remaining $1.5 million is funded through borrowings from our parent, which appear as an increase to accounts payable - affiliates.

     c. To reflect the payment of $2.9 million of estimated financing costs which appear in the pro forma balance sheet as an increase in accounts payable - affiliates.

     d. Reflects the adjustment to gas sales and transportation and compression revenue in accordance with the terms of the Special Contract for Gas Transportation to be entered into with ENSTAR Natural Gas Company (the division of SEMCO which conducts its Alaska distribution business) in connection with the acquisition and the elimination of Alaska Pipeline's pipeline management services and other income. The adjustment also reflects the elimination of Alaska Pipeline's cost of gas sold. The revenue Alaska Pipeline earned for gas sales and the expense it recognized for the cost of gas sold are the result of an intercompany gas sales agreement with ENSTAR that requires Alaska Pipeline to sell ENSTAR the gas volumes it purchases from gas producing entities.

     e. Reflects the general and administrative costs in accordance with the terms of the Operation and Maintenance and Administrative Services Agreement to be entered into with ENSTAR in connection with the acquisition.

     f. Reflects the adjustment to interest expense resulting from the $25 million preferred equity (treated as debt for financial reporting purposes) bearing a fixed interest rate of 12%, the $50 million of new borrowings bearing an interest rate of LIBOR plus 350 basis points, assumed to be 4.82% for the six months ended June 30, 2003 and 4.55% for the six months ended December 31, 2003. The additional borrowings under our existing credit facility and inter-company line with our parent bear an interest rate of LIBOR plus 200 basis points, assumed to be 3.32% for the six months ended June 30, 2003 and 3.05% for the six months ended December 31, 2003.

     g. Reflects the adjustment to depreciation expense based upon the cost of the acquired gas gathering and transmission facilities using a 33 year depreciable life and using the straight-line method.

     h. Reflects the amortization of the gas control services and tower license fees on a straight line basis over the 10 year term of the contract.

     i Reflects the amortization of deferred financing costs related to the various borrowing facilities to finance the acquisition over their respective terms.

     j. Reflects the elimination of federal and state income taxes following the conversion of Alaska Pipeline to a LLC and its acquisition by us, a master limited partnership not subject to income taxes.

     k. Reflects the impact to limited partner distributions from adjusting our distributable cash flow.

CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES

                              Conflicts of Interest

General

         Conflicts of interest exist and may arise in the future as a result of the relationships between our general partner and Atlas America and its affiliates, on the one hand, and us and our limited partners, on the other hand. The managing board members and officers of our general partner have fiduciary duties to manage our general partner in a manner beneficial to Atlas America and its affiliates as members. At the same time, our general partner has a fiduciary duty to manage us in a manner beneficial to us and our unitholders.

         Our partnership agreement contains provisions that allow our general partner to take into account the interests of parties in addition to ours in resolving conflicts of interest. In effect, these provisions limit our general partner's fiduciary duty to the unitholders. The partnership agreement also restricts the remedies available to unitholders for actions taken that might, without those limitations, constitute breaches of fiduciary duty.

         Whenever a conflict arises between our general partner or its affiliates, on the one hand, and us or any partner, on the other, our general partner has the responsibility to resolve that conflict. A conflicts committee of our general partner's managing board will, at the request of our general partner, review conflicts of interest. The conflicts committee consists of the independent managing board members, currently William R. Bagnell, Donald W. Delson and Murray S. Levin. Our general partner will not be in breach of its obligations under the partnership agreement or its duties to us or our unitholders if the resolution of the conflict is considered to be fair and reasonable to us. Any resolution is considered to be fair and reasonable to us if that resolution is:

              o approved by the conflicts committee, although no party is obligated to seek approval and our general partner may adopt a resolution or course of action that has not received approval;

              o on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

              o fair to us, taking into account the totality of the
                relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us.

         In resolving a conflict, our general partner may, unless the resolution is specifically provided for in the partnership agreement, consider:

              o the relative interest of the parties involved in the conflict or affected by the action;

              o any customary or accepted industry practices or historical dealings with a particular person or entity; and

              o generally accepted accounting practices or principles and other factors as it considers relevant, if applicable.

         Conflicts of interest could arise in the situations described below, among others:

Actions taken by our general partner may affect the amount of cash available for distribution to unitholders or accelerate the conversion of subordinated units.

         The amount of cash that is available for distribution to unitholders is affected by decisions of our general partner regarding various matters, including:

              o amount and timing of asset purchases and sales;

              o cash expenditures;

              o borrowings;

              o issuances of additional units; and

              o the creation, reduction or increase of reserves in any quarter.

         In addition, our borrowings do not constitute a breach of any duty owed by our general partner to the unitholders, including borrowings that have the purpose or effect of:

              o enabling our general partner and its affiliates to receive distributions on any subordinated units held by them or the incentive distribution rights or

              o hastening the expiration of the subordination period.

         Our partnership agreement provides that we and the operating partnership may borrow funds from our general partner and its affiliates. Our general partner and its affiliates may not borrow funds from us or the operating partnership. The partnership agreement limits the amount of debt we may incur, including amounts borrowed from our general partner.

We do not have any employees and rely on the employees of our general partner and its affiliates.

         We do not have any officers or employees and rely solely on officers and employees of our general partner and its affiliates. Affiliates of our general partner conduct business and activities of their own in which we have no economic interest. If these separate activities are significantly greater than our activities, there could be material competition between us, our general partner and affiliates of our general partner for the time and effort of the officers and employees who provide services to our general partner. The officers of our general partner who provide services to us are not required to work full time on our affairs. These officers may devote significant time to the affairs of our general partner's affiliates and be compensated by these affiliates for the services rendered to them. There may be significant conflicts between us and affiliates of our general partner regarding the availability of these officers to manage us.

We must reimburse our general partner and its affiliates for expenses.

         We must reimburse our general partner and its affiliates for costs incurred in managing and operating us, including costs incurred in rendering corporate staff and support services properly allocable to us.

Our general partner intends to limit its liability regarding our obligations.

         Our general partner intends to limit its liability under contractual arrangements so that the other party has recourse only as to all or particular assets of ours and not against our general partner or its assets. The partnership agreement provides that any action taken by our general partner to limit our or its liability is not a breach of our general partner's fiduciary duties, even if we could have obtained more favorable terms without the limitation on liability.

Common unitholders have no right to enforce obligations of our general partner and its affiliates under agreements with us.

         Any agreements between us, on the one hand, and our general partner and its affiliates, on the other, will not grant to the unitholders, separate and apart from us, the right to enforce the obligations of our general partner and those affiliates in favor of us.

Determinations by our general partner may affect its obligations and the obligations of Atlas America.

         We have agreements with Atlas America regarding, among other things, transporting natural gas from wells controlled by it and its affiliates, construction of expansions to our gathering systems, financing that construction and identification of other gathering systems for acquisition. Determinations made by our general partner will significantly affect the obligations of Atlas America under these agreements. For example, a determination by our general partner to seek outside financing to expand our gathering systems would reduce the amount of additional investment Atlas America would be required to make in us. A determination not to acquire a gathering system identified by Atlas America could result in the acquisition of that system by Atlas America.

Contracts between us, on the one hand, and our general partner and Atlas America and its affiliates, on the other, will not be the result of arm's-length negotiations.

         The partnership agreement allows our general partner to pay itself or its affiliates for any services rendered, provided these services are on terms fair and reasonable to us. Our general partner may also enter into additional contractual arrangements with any of its affiliates on our behalf. Neither the partnership agreement nor any of the other agreements, contracts and arrangements between us, on the one hand, and our general partner and its affiliates on the other, are or will be the result of arm's length negotiations. In addition, our general partner will negotiate the terms of any acquisitions from Atlas America subject to the approval of the conflicts committee consisting of persons unaffiliated with Atlas America.

We may not retain separate counsel or other professionals.

         Attorneys, independent public accountants and others who perform services for us are selected by our general partner or the conflicts committee and may also perform services for our general partner and Atlas America and its affiliates. We may retain separate counsel in the event of a conflict of interest arising between our general partner and its affiliates, on the one hand, and us or the holders of common units, on the other, depending on the nature of that conflict. We do not intend to do so in most cases.

                                Fiduciary Duties

State Law Fiduciary Duty Standards

         Fiduciary duties are generally considered to include an obligation to act with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction where a conflict of interest is present.

         The Delaware Revised Uniform Limited Partnership Act provides that a limited partner may institute legal action on our behalf to recover damages from a third party where our general partner has refused to institute the action or where an effort to cause our general partner to do so is not likely to succeed. In addition, the statutory or case law may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

Partnership Agreement Modified Standards; Limitations on Remedies of Unitholders

         Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, the partnership agreement permits our general partner to make a number of decisions in its "sole discretion." This entitles our general partner to consider only the interests and factors that it desires; it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner. Other provisions of the partnership agreement provide that our general partner's actions must be made in its reasonable discretion. These standards reduce the obligations to which our general partner would otherwise be held and limit the remedies that would otherwise be available to unitholders for actions by our general partner that, in the absence of those standards, might constitute breaches of fiduciary duty to unitholders.

         Our partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a required vote of unitholders must be "fair and reasonable" to us under the factors previously described. In determining whether a transaction or resolution is "fair and reasonable," our general partner may consider interests of all parties involved, including its own. Unless our general partner has acted in bad faith, the action taken by our general partner will not constitute a breach of its fiduciary duty. These standards reduce the obligations to which our general partner would otherwise be held and limit the remedies that would otherwise be available to unitholders for actions by our general partner that, in the absence of those standards, might constitute breaches of fiduciary duty to unitholders.

         Our partnership agreement specifically provides that, subject only to the obligations of Atlas America and its affiliates to us under the omnibus agreement, the master natural gas gathering agreement or similar agreements, it will not be a breach of our general partner's fiduciary duty if its affiliates engage in business interests and activities in preference to or to the exclusion of us. Also, our general partner and its affiliates have no obligation to present business opportunities to us except for the obligation of Atlas America to us in connection with the identification of potential acquisitions of existing gathering systems. These standards reduce the obligations to which our general partner would otherwise be held and limit the remedies that would otherwise be available to unitholders for actions by our general partner that, in the absence of those standards, might constitute breaches of fiduciary duty to unitholders.

         In addition to the other more specific provisions limiting the obligations of our general partner, our partnership agreement further provides that our general partner and its officers and managing board members will not be liable for monetary damages to us, our limited partners or assignees for errors of judgment or for any acts or omissions if our general partner and those other persons acted in good faith.

         In order to become a limited partner, a unitholder is required to agree to be bound by the provisions of our partnership agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Revised Uniform Limited Partnership Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a limited partner or assignee to sign a partnership agreement does not render the partnership agreement unenforceable against that person.

         We are required to indemnify our general partner and its officers, managing board members, employees, affiliates, partners, members, agents and trustees, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our general partner or these other persons. This indemnification is required if our general partner or the other persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. Indemnification is required for criminal proceedings if our general partner or these other persons had no reasonable cause to believe their conduct was unlawful. See "Our Partnership Agreement--Indemnification."

               GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

         We, directly or through agents, dealers or underwriters that we may designate, may offer and sell, from time to time, up to $250,000,000 aggregate initial offering price of:

          o our common units representing limited partner interests;

          o our subordinated units representing limited partner interests;

          o our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other evidences of indebtedness;

          o warrants to purchase any of the other securities that may be sold under this prospectus; or

          o any combination of these securities, individually or as units.

         We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common units or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

                           DESCRIPTION OF COMMON UNITS

         We describe our common units under the heading "Our Partnership Agreement." The prospectus supplement relating to the common units offered will state the number of units offered, the initial offering price and the market price, distribution information and any other relevant information. Rules of the American Stock Exchange, on which our common units trade, may limit the amount of common units we may issue. Current AMEX rules require us to seek unitholder approval if a proposed issuance of common units as consideration for an acquisition of assets or stock of another company would increase our outstanding common equity by more than 20%.

                        DESCRIPTION OF SUBORDINATED UNITS

         The subordinated units will be a separate class of limited partner interest. We currently have outstanding 1,641,026 subordinated units which we expect will convert into common units on January 1, 2005, as described under "Our Partnership Agreement." The rights of holders of new subordinated units to participate in distributions to partners will differ from, and be subordinated to, the rights of the holders of common units. The prospectus supplement relating to the new subordinated units offered will state the number of units offered, the initial offering price and the market price, the terms of the subordination, any ways in which the new subordinated units will differ from common units, distribution information and any other relevant information.

                         DESCRIPTION OF DEBT SECURITIES

         We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be our unsubordinated obligations, which we refer to as "senior debt securities," or our subordinated obligations, which we refer to as "subordinated debt securities." The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as will be described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series.

         Our senior debt securities may be issued from time to time under a senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture. Each of the senior debt securities indenture and the subordinated debt securities indenture is referred to individually as an "indenture" and they are referred to collectively as the "indentures." Each trustee is referred to individually as a "trustee" and the trustees are collectively referred to as the "trustees."

         This section summarizes selected terms of the debt securities that we may offer. The applicable prospectus supplement and the form of applicable indenture relating to any particular debt securities offered will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The following summary and any description of our debt securities contained in an applicable prospectus supplement do not describe every aspect of the applicable indenture or the debt securities. When evaluating the debt securities, you also should refer to all provisions of the applicable indenture and the debt securities. The forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part.

General

         We can issue an unlimited amount of debt securities under the indentures. However, certain of our existing or future debt agreements may limit the amount of debt securities we may issue. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities.

         The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

             o the title and series designation of the series of debt securities and whether the debt securities of the series will be senior debt securities or subordinated debt securities;

             o any limit on the aggregate principal amount of debt securities of the series;

             o the price or prices at which the debt securities of the series will be issued;

             o whether the debt securities of the series will be guaranteed and the terms of any such guarantees;

             o the date or dates on which the principal amount and premium, if any, are payable;

             o the interest rate or rates or the method for calculating the interest rate, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, the date or dates from which interest will accrue and the interest payment date on which interest will be payable, subject to our right, if any, to defer or extend an interest payment date and the duration of that deferral or extension;

             o the date or dates on which interest, if any, will be payable and the record dates for payment of interest;

             o the place or places where the principal and premium, if any, and interest, if any, will be payable and where the debt securities of the series can be surrendered for transfer, conversion or exchange;

             o our right, if any, to redeem the debt securities and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part;

             o any mandatory or optional sinking fund or analogous provisions;

             o if the debt securities of the series will be secured, any provisions relating to the security provided;

             o whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected;

             o whether any portion of the principal amount of the debt
               securities of the series will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

             o whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture and, if other than by an officers' certificate, the manner in which any election by us to defease the debt securities of the series will be evidenced;

             o any deletions from, modifications of or additions to the events of default or our covenants pertaining to the debt securities of the series;

             o any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

             o whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture;

             o whether the debt securities of the series are to be issued in fully registered form without coupons or are to be issued in the form of one or more global securities in temporary global form or permanent global form;

             o whether the debt securities of the series are to be issued in registered or bearer form, the terms and conditions relating the applicable form, including, but not limited to, tax compliance, registration and transfer procedures and, if in registered form, the denominations in which we will issue the registered securities if other than $1,000 or a multiple thereof and, if in bearer form, the denominations in which we will issue the bearer securities;

             o any special United States federal income tax considerations applicable to the debt securities of the series;

             o any addition to or change in the covenants set forth in the indenture which apply to the debt securities of the series; and

             o any other terms of the debt securities of the series not inconsistent with the provisions of the applicable indenture.

         The prospectus supplement relating to any series of subordinated debt securities being offered also will describe the subordination provisions applicable to that series, if different from the subordination provisions described in this prospectus. In addition, the prospectus supplement relating to a series of subordinated debt will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

         Debt securities may be issued as original issue discount securities to be sold at a discount below their principal amount or at a premium above their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement.

         The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

Guarantees

         Debt securities may be guaranteed by certain of our subsidiaries, if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Subordination Provisions Relating to Subordinated Debt

         Debt securities may be subject to contractual subordination provisions contained in the subordinated debt securities indenture. These subordination provisions may prohibit us from making payments on the subordinated debt securities in certain circumstances before a defined class of "senior indebtedness" is paid in full or during certain periods when a payment or other default exists with respect to certain senior indebtedness. If we issue subordinated debt securities, the applicable prospectus supplement relating to the subordinated debt securities will include a description of the subordination provisions and the definition of senior indebtedness that apply to the subordinated debt securities.

         If the trustee under the subordinated debt indenture or any holder of the series of subordinated debt securities receives any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of senior indebtedness.

         Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

         Unless otherwise indicated in an applicable prospectus, if any series of subordinated debt securities is guaranteed by certain of our subsidiaries, then the guarantee will be subordinated to the senior indebtedness of such guarantor to the same extent as the subordinated debt securities are subordinated to the senior indebtedness.

Conversion and Exchange Rights

         The debt securities of a series may be convertible into or exchangeable for any of our other securities, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion or exchange price and any adjustments thereto, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

Form, Exchange, Registration and Transfer

         The debt securities of a series may be issued as registered securities, as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under "-Global Debt Securities." Unless otherwise indicated in an applicable prospectus supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof.

         Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Debt securities may be presented for exchange as provided above, and unless otherwise indicated in an applicable prospectus supplement, registered securities may be presented for registration of transfer, at the office or agency designated by us as registrar or co-registrar with respect to any series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the applicable indenture. The transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon the registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We intend to initially appoint the trustee as registrar and the name of any different or additional registrar designated by us with respect to the debt securities of any series will be included in the applicable prospectus supplement. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by us with respect to any series of debt securities, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

         In the event of any redemption of debt securities of any series, we will not be required to:

             o issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

             o register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payment and Paying Agents

         Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on registered securities will be made at the office of the paying agent or paying agents designated by us from time to time, except that at our option, payment of principal and premium, if any, or interest also may be made by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for the interest payment.

         Unless otherwise indicated in an applicable prospectus supplement, the trustee will be designated as our sole paying agent for payments with respect to debt securities which are issuable solely as registered securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment for that series.

         All monies paid by us to a paying agent for the payment of principal of, premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after that principal or interest will have become due and payable will be repaid to us, and the holder of the debt security or any coupon will thereafter look only to us for payment of those amounts.

Global Debt Securities

         The debt securities of a series may be issued in whole or in part in global form. A global debt security will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A global debt security may not be transferred except as a whole to the depositary for the debt security or to a nominee or successor of the depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

Covenants

         Reports. Except as otherwise set forth in an applicable prospectus supplement, so long as any debt securities of a series are outstanding, we will furnish to the holders of debt securities of that series, within the time periods specified in the rules and regulations of the SEC:

             o our reports on Forms 10-Q and 10-K, including a "Management's
               Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the audited financial statements by our certified independent accountants; and

             o all current reports on Form 8-K.

We also will file a copy of all of the foregoing information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         Any additional covenants with respect to any series of debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in an applicable prospectus supplement, the indentures do not include covenants restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities, if the transaction is a permissible consolidation, merger or similar transaction. In addition, unless otherwise specified in an applicable prospectus supplement, the indentures do not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. See "-Merger, Consolidation and Sale of Assets."

Merger, Consolidation and Sale of Assets

         Except as otherwise set forth in an applicable prospectus supplement, we may not, directly or indirectly:

             o consolidate with or merge into any other person (whether or not we are the surviving corporation); or

             o sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties and assets, unless

               o either

                 o we are the continuing corporation; or

                 o the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or disposition will have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person assumes all of our obligations under the debt securities of such series and the indenture relating thereto pursuant to agreements reasonably satisfactory to the applicable trustee; and

                 o any other conditions specified in the applicable prospectus supplement have been satisfied.


         In addition, we may not, directly or indirectly, lease all or substantially all of our properties or assets in one or more related transactions to any other person. This covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among us and any guarantors, if applicable.

Events of Default and Remedies

         Under each indenture, unless otherwise specified with respect to a series of debt securities, the following events will constitute an event of default with respect to any series of debt securities:

             o default for 30 days in the payment when due of any interest on any debt securities of that series;

             o default in payment when due of the principal of, or premium, if any, on any debt security of that series;

             o failure to comply with the provisions described under the caption
               "-Merger, Consolidation and Sale of Assets";

             o failure for 60 days after notice to comply with any of the other agreements in the indenture;

             o except as permitted by the indenture, if debt securities of a series are guaranteed, any guarantee shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny, or disaffirm its obligations under its guarantee (unless such guarantor could be released from its guarantee in accordance with the applicable terms of the indenture);

             o certain events of bankruptcy or insolvency described in the indenture with respect to us or any of our significant subsidiaries, as defined below; and

             o any other event of default applicable to the series of debt securities and set forth in the applicable prospectus supplement.

         For purposes of this section, "significant subsidiary" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act.

         Each indenture provides that in the case of an event of default arising from certain events of bankruptcy or insolvency relating to us with respect to a series of debt securities, all outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities of that series to be due and payable immediately.

         Holders of the debt securities of a series may not enforce the indenture or the debt securities of that series except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding debt securities of a series may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the debt securities of a series notice of any continuing default or event of default if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal or interest.

         Each indenture provides that we are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required to deliver to the trustee a statement specifying such default or event of default.

         The holders of a majority in aggregate principal amount of the debt securities of a series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of interest or premium on, or the principal of, the debt securities of that series.

         Such limitations do not apply, however, to a suit instituted by a holder of any debt security for the enforcement of the payment of the principal of, premium, if any, and interest in respect of a debt security on the date specified for payment in the debt security. Unless otherwise specified with respect to a series of debt securities, the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series may, on behalf of the holders of the debt securities of any series, waive any past defaults under the applicable indenture, other than:

             o a default in any payment of the principal of, and premium, if any, or interest on, any debt security of the series; or

             o any default in respect of the covenants or provisions in the applicable indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected.

Amendment, Supplement and Waiver

         Each indenture permits us and the applicable trustee, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of the series affected by the supplemental indenture, to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to that series of debt securities or modify in any manner the rights of the holders of the debt securities of that series and any related coupons under the applicable indenture. However, the supplemental indenture will not, without the consent of the holder of each outstanding debt security of that series affected thereby:

             o change the stated maturity of the principal of, or any
               installment of principal or interest on, the debt securities of that series or any premium payable upon redemption thereof;

             o reduce the principal amount of, or premium, if any, or the rate of interest on, the debt securities of that series;

             o change the place or currency of payment of principal and premium, if any, or interest, if any, on the debt securities of that series;

             o impair the right to institute suit for the enforcement of any payment after the stated maturity date on any debt securities of that series, or in the case of redemption, on or after the redemption date;

             o reduce the principal amount of outstanding debt securities of that series necessary to modify or amend or waive compliance with any provisions of the indenture;

             o release any applicable guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the indenture;

             o modify the foregoing amendment and waiver provisions, except to increase the percentage in principal amount of outstanding debt securities of any series necessary for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security of a series affected thereby; and

             o change such other matters as may be specified in an applicable prospectus supplement for any series of debt securities.

         The indentures also permit us, the guarantors, if any, and the applicable trustee to execute a supplemental indenture without the consent of the holders of the debt securities:

             o to cure any ambiguity, defect or inconsistency;

             o to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

             o to provide for the assumption of our obligations or, if
               applicable, a guarantor's obligations to holders of debt securities of a series in the case of a merger or consolidation or sale of all or substantially all of our assets or, if applicable, a guarantor's assets;

             o to make any change that would provide any additional rights or benefits to the holders of debt securities of a series or that does not adversely affect the legal rights under the indenture of any such holder;

             o to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

             o to add a guarantor under the indenture;

             o to evidence and provide the acceptance of the appointment of a successor trustee under the applicable indenture;

             o to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the holders of debt securities of any series as additional security for the payment and performance of our or any applicable guarantor's obligations under the applicable indenture, in any property or assets;

             o to add to, change or eliminate any provisions of the applicable indenture (which addition, change or elimination may apply to one or more series of debt securities), provided that, any such addition, change or elimination:

               o shall neither:

                 o apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor

                 o modify the rights of the holders of such debt securities with respect to such provisions or

               o shall become effective only when there is no such outstanding debt securities of such series; and

             o to establish the form and terms of debt securities of any series as permitted by the indenture.

         The holders of a majority in principal amount of outstanding debt securities of any series may waive compliance with certain restrictive covenants and provisions of the applicable indenture.

Discharge

         Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may satisfy and discharge our obligations thereunder with respect to the debt securities of any series, when either:

             o all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities of that series that have been replaced or paid and debt securities of that series for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

             o all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we or, if applicable, any guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of debt securities of that series, cash, non-callable U.S. government securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption.

Defeasance

         Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of a series and, if applicable, all obligations of the guarantors discharged with respect to their guarantees ("legal defeasance") except for:

             o the rights of holders of the outstanding debt securities of that series to receive payments in respect of the principal of, or premium or interest, if any, on the debt securities of that series when such payments are due from the trust referred to below;

             o our obligations with respect to the debt securities of that series concerning issuing temporary securities, registration of securities, mutilated, destroyed, lost or stolen securities and the maintenance of an office or agency for payment and money for security payments held in trust;

             o the rights, powers, trusts, duties and immunities of the applicable trustee, our obligations and, if applicable, the guarantor's obligations in connection therewith; and

             o the legal defeasance provisions of the indenture.

         In addition, we may, at our option and at any time, elect to have our obligations and, if applicable, the guarantors' obligations released with respect to certain covenants in respect of the debt securities of any series that are described in the indenture ("covenant defeasance") and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of that series. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an event of default with respect to the debt securities of that series.

         In order to exercise either legal defeasance or covenant defeasance we are required to meet specified conditions, including:

             o we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of that series, cash, non-callable U.S. government securities, or a combination thereof, in amounts as will be sufficient to pay the principal of, or premium and interest, if any, on the outstanding debt securities of that series on the stated maturity or on the applicable redemption date, as the case may be;

             o in the case of legal defeasance, we have delivered to the applicable trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or
               (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; and

             o in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

The Trustees under the Indentures

         If a trustee becomes a creditor of ours or any guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. Each trustee will be permitted to engage in other transactions with us and/or the guarantors, if any; however, if any trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

         The holders of a majority in principal amount of the then outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an event of default occurs and is continuing, a trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Subject to such provisions, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Applicable Law

         The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of Delaware.

                             DESCRIPTION OF WARRANTS

         We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

         This section summarizes the general terms of the warrants that we may offer. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to a particular series of warrants will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. The summaries in this section and the prospectus supplement do not describe every aspect of the warrants. If any particular terms of a series of warrants described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus. When evaluating the warrants, you also should refer to all the provisions of the applicable warrant agreement, the certificates representing the warrants and the specific descriptions in the applicable prospectus supplement. The applicable warrant agreement and warrant certificates will be filed as exhibits to or incorporated by reference in the registration statement.

General

         The prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following, where applicable:

             o the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

             o the designation and terms of the securities, if other than common units, purchasable upon exercise thereof and of any securities, if other than common units, with which the warrants are issued;

             o the procedures and conditions relating to the exercise of the warrants;

             o the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

             o the offering price of the warrants, if any;

             o the date on which the right to exercise the warrants will commence and the date on which that right will expire;

             o a discussion of any special United States federal income tax considerations applicable to the warrants;

             o whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

             o call provisions of the warrants, if any;

             o antidilution provisions of the warrants, if any; and

             o any other material terms of the warrants.

Exercise of Warrants

         Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. Eastern Standard Time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. Eastern Standard Time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

         Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants and will not be entitled to:

             o in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

             o in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

         Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

                            OUR PARTNERSHIP AGREEMENT

         The following is a summary of our current partnership agreement which relates to our common units and our existing subordinated units. Accordingly, references to "subordinated units" and the "subordination period" are to the existing subordinated units and the subordination period relating to those units. Pursuant to our partnership agreement and this prospectus we may issue additional limited partner interests having different rights and characteristics. These rights and characteristics will be set forth in a prospectus supplement with respect to the issuance of any of these securities.

Organization and Duration

         We were formed in May 1999. We will dissolve on December 31, 2098, unless sooner dissolved under the terms of our partnership agreement.

Purpose

         Our purpose under our partnership agreement is limited to serving as the limited partner of our operating partnership and engaging in any business activity that may be engaged in by our operating partnership or that is approved by our general partner. The operating partnership agreement provides that our operating partnership may, directly or indirectly, engage in:

             o operations as conducted on February 2, 2000, including the ownership and operation of our gathering systems;

             o any other activity approved by our general partner, but only to the extent that our general partner reasonably determines that, as of the date of the acquisition or commencement of the activity, the activity generates "qualifying income" as that term is defined in Section 7704 of the Internal Revenue Code; or

             o any activity that enhances the operations described above.

The Units

         Our common units and the subordinated units represent limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units and subordinated units to partnership distributions, together with a description of the circumstances under which subordinated units may convert into common units, see "--Cash Distribution Policy" and "--Description of the Subordinated Units."

Description of the Subordinated Units

         The subordinated units are a separate class of interest and the rights of holders to participate in distributions to partners differ from, and are subordinated to, the rights of the holders of common units. For any given quarter, any available cash is first distributed to our general partner and to the holders of common units, plus any arrearages on the common units, and then distributed to the holders of subordinated units.

         The subordination period will extend until the first day of any quarter beginning after December 31, 2004 that each of the following three events occurs:

             o distributions of available cash from operating surplus on the common units and the subordinated units equal or exceed the sum of the minimum quarterly distributions on all of the outstanding common units and the subordinated units for each of the 12 consecutive quarters immediately preceding that date;

             o the adjusted operating surplus generated during each of the 12 immediately preceding quarters equals or exceeds the sum of the minimum quarterly distributions on all of the outstanding common units and the subordinated units during those periods on a fully diluted basis and the related distributions on the general partner interests during those periods; and

             o there are no arrearages in the payment of the minimum quarterly distribution on the common units.

         Once the subordination period ends, all existing subordinated units will convert into common units on a one-for-one basis and will participate, pro rata, with the other common units in distributions of available cash.

Limited Voting Rights

         Holders of common units generally vote as a class separate from the holders of subordinated units and have similarly limited voting rights. During the subordination period, common units and subordinated units vote separately as a class on the following matters:

             o a sale or exchange of all or substantially all of our assets;

             o our dissolution or reconstitution;

             o our merger;

             o termination or material modification of the omnibus agreement or master natural gas gathering agreement; and

             o substantive amendments to our partnership agreement, including any amendment that would cause us to become taxable as a corporation.

         Only the common units are entitled to vote on approval of the removal or voluntary withdrawal of our general partner or the transfer by our general partner of its general partner interest or incentive distribution rights during the subordination period, except that our general partner may transfer all of its general partner interest and incentive distribution rights to an affiliate or in connection with a merger of our general partner without approval of the common unitholders. Removal of our general partner requires a two-thirds vote of all outstanding common units, excluding those held by our general partner and its affiliates. Our partnership agreement permits our general partner generally to make amendments to it that do not materially adversely affect unitholders without the approval of any unitholders.

Cash Distribution Policy

         Quarterly Distributions of Available Cash. Our operating partnership is required by the operating partnership agreement to distribute to us, within 45 days of the end of each fiscal quarter, all of its available cash for that quarter. We, in turn, distribute to our partners all of the available cash received from our operating partnership for that quarter.

         Available cash generally means, for any of our fiscal quarters, all cash on hand at the end of the quarter less cash reserves that our general partner determines are appropriate to provide for our operating costs, including potential acquisitions, and to provide funds for distributions to the partners for any one or more of the next four quarters. We generally make distributions of all available cash within 45 days after the end of each quarter to holders of record on the applicable record date.

         For each quarter during the subordination period, to the extent there is sufficient available cash, the holders of common units have the right to receive the minimum quarterly distribution of $.42 per unit, plus any arrearages on the common units, before any distribution is made to the holders of subordinated units. This subordination feature enhances our ability to distribute the minimum quarterly distribution on the common units during the subordination period.

         We make distributions of available cash to unitholders regardless of whether the amount distributed is less than the minimum quarterly distribution. If distributions from available cash on the common units for any quarter during the subordination period are less than the minimum quarterly distribution of $.42 per common unit, holders of common units will be entitled to arrearages. Common unit arrearages will accrue and be paid in a future quarter after the minimum quarterly distribution is paid for that quarter. Subordinated units will not accrue any arrearages on distributions for any quarter.

         The holders of subordinated units will have the right to receive the minimum quarterly distribution only after the common units have received the minimum quarterly distribution plus any arrearages in payment of the minimum quarterly distribution. Upon expiration of the subordination period, the subordinated units will convert into common units on a one-for-one basis, and will then participate pro rata with the other common units in distributions of our available cash.

         Distributions of Available Cash from Operating Surplus. Cash distributions are characterized as distributions from either operating surplus or capital surplus. This distinction affects the amounts distributed to unitholders relative to our general partner, and also determines whether holders of subordinated units receive any distributions.

         Operating surplus means:

         o our cash balance, excluding cash constituting capital surplus, less

         o all of our operating expenses, debt service payments, maintenance costs, capital expenditures and reserves established for future operations.

         Capital surplus means capital generated only by borrowings other than working capital borrowings, sales of debt and equity securities and sales or other dispositions of assets for cash, other than inventory, accounts receivable and other assets disposed of in the ordinary course of business.

         We treat all available cash distributed from any source as distributed from operating surplus until the sum of all available cash distributed since we began operations equals our total operating surplus from the date we began operations until the end of the quarter that immediately preceded the distribution. This method of cash distribution avoids the difficulty of trying to determine whether available cash is distributed from operating surplus or capital surplus. We treat any excess available cash, irrespective of its source, as capital surplus, which would represent a return of capital, and we will distribute it accordingly. For a discussion of distributions of capital surplus, see "--Distributions of Capital Surplus" below.

         We distribute available cash from operating surplus for any quarter during the subordination period in the following manner:

         o first, 98% to the common units, pro rata, and 2% to our general partner, until we have distributed for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

         o second, 98% to the common units, pro rata, and 2% to our general partner, until we have distributed for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units;

         o third, 98% to the subordinated units, pro rata, and 2% to our general partner, until we have distributed for each outstanding subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

         o after that, in the manner described in "-Incentive Distribution Rights" below.

         The 2% allocation of available cash from operating surplus to our general partner includes our general partner's percentage interest in distributions from us and our operating partnership on a combined basis, exclusive of its interest as a subordinated unitholder.

         We distribute available cash from operating surplus for any quarter after the subordination period in the following manner:

         o first, 98% to all units, pro rata, and 2% to our general partner, until we have distributed for each unit an amount equal to the minimum quarterly distribution for that quarter;

         o second, 98% to the common units, pro rata, and 2% to our general partner, until we have distributed for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units; and

         o after that, in the manner described in "-Incentive Distribution Rights" below.

         Adjusted operating surplus for any period generally means operating surplus generated during that period, less:

         o any net increase in working capital borrowings during that period and

         o any net reduction in cash reserves for operating expenditures during that period not relating to an operating expenditure made during that period,

           and plus:

         o any net decrease in working capital borrowings during that period and

         o any net increase in cash reserves for operating expenditures during that period required by any debt instrument for the repayment of principal, interest or premium.

         Operating surplus generated during a period is equal to the difference between:

         o the operating surplus determined at the end of that period and

         o the operating surplus determined at the beginning of that period.

         Incentive Distribution Rights. By "incentive distribution rights" we mean the general partner's right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after we have made the minimum quarterly distributions and we have met specified target distribution levels, as described below. Our general partner may transfer its incentive distribution rights separately from its general partner interest subject, during the subordination period, to the consent of a majority of the common units and the subordinated units voting as separate classes. After the subordination period no consent is required.

         We make incentive distributions to our general partner for any quarter in which each of the following occurs:

         o we have distributed available cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution and

         o we have distributed available cash from operating surplus on the common units in an amount necessary to eliminate any cumulative common unit arrearages.

         If these conditions have been satisfied, the remaining available cash will be distributed as follows:

         o first, 85% to all units, pro rata, and 15% to our general partner, until each unitholder has received a total of $.52 per unit for that quarter, in addition to any distributions to common unitholders to eliminate any cumulative arrearages in payment of the minimum quarterly distribution on the common units;

         o second, 75% to all units, pro rata, and 25% to our general partner, until each unitholder has received a total of $.60 per unit for that quarter, in addition to any distributions to common unitholders to eliminate any cumulative arrearages in payment of the minimum quarterly distribution on the common units; and

         o after that, 50% to all units, pro rata, and 50% to our general partner.

         The distributions to our general partner that exceed its aggregate 2% general partner interest represent the incentive distribution rights.

         Distributions from Capital Surplus. We distribute available cash from capital surplus in the following manner:

         o first, 98% to all units, pro rata, and 2% to our general partner, until each common unit has received distributions equal to $13.00 per unit;

         o second, 98% to the common units, pro rata, and 2% to our general partner, until each common unit has received an aggregate amount equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

         o after that, we will distribute all available cash from capital surplus, as if it were from operating surplus.

         When we make a distribution from capital surplus, we will treat it as if it were a repayment of your investment in your common units. For these purposes, the partnership agreement deems the investment to be $13.00 per common unit, which is the unit price from our initial public offering, regardless of the price you actually pay for your common units in this offering. To reflect this repayment, we will reduce the amount of the minimum quarterly distribution and the distribution levels at which our general partner's incentive distribution rights begin, which we refer to in this prospectus as "target distribution levels," by multiplying each amount by a fraction, determined as follows:

         o the numerator is $13.00 less all distributions from capital surplus including the distribution just made, and

         o the denominator is $13.00 less all distributions from capital surplus excluding the distribution just made.

         We refer to the initial public offering price of $13.00 per common unit, less any distributions from capital surplus, as the "unrecovered unit price." This adjustment to the minimum quarterly distribution may accelerate the dates at which the subordinated units convert into common units.

         After the minimum quarterly distribution and the target distribution levels have been reduced to zero, we will treat all distributions of available cash from all sources as if they were from operating surplus. Because the minimum quarterly distribution and the target distribution levels will have been reduced to zero, our general partner will then be entitled to receive 50% of all distributions of available cash in its capacity as general partner and holder of the incentive distribution rights, in addition to any distributions to which it may be entitled as a holder of units.

         Distributions from capital surplus will not reduce the minimum quarterly distribution or target distribution levels for the quarter in which they are distributed.

         Adjustment of Minimum Quarterly Distribution and Target Distribution Levels. In addition to adjustments made upon a distribution of available cash from capital surplus, we will proportionately adjust each of the following upward or downward, as appropriate, if any combination or subdivision of units occurs:

         o the minimum quarterly distribution,

         o the target distribution levels,

         o the unrecovered unit price,

         o the number of common units issuable upon conversion of the subordinated units, and

         o other amounts calculated on a per unit basis.

For example, if a two-for-one split of the common units occurs, we will reduce the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price of the common units to 50% of their initial levels.

         We will not make any adjustment for the issuance of additional common units for cash or property.

         We may also adjust the minimum quarterly distribution and the target distribution levels if legislation is enacted or if existing law is modified or interpreted in a manner that causes us or our operating partnership to become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes. In this event, we will reduce the minimum quarterly distribution and the target distribution levels for each quarter after that time to amounts equal to the product of:

         o the minimum quarterly distribution and each of the target distribution levels multiplied by

         o one minus the sum of:

           o the highest marginal federal income tax rate which could apply to the partnership that is taxed as a corporation plus

           o any increase in the effective overall state and local income tax rate that would have been applicable in the preceding calendar year as a result of the new imposition of the entity level tax, after taking into account the benefit of any deduction allowable for federal income tax purposes for the payment of state and local income taxes, but only to the extent of the increase in rates resulting from that legislation or interpretation.

For example, assuming we are not previously subject to state and local income tax, if we became taxable as a corporation for federal income tax purposes and subject to a maximum marginal federal, and effective state and local, income tax rate of 40%, then we would reduce the minimum quarterly distribution and the target distribution levels to 60% of the amount immediately before the adjustment.

         Distributions of Cash Upon Liquidation. When we commence dissolution and liquidation, we will sell or otherwise dispose of our assets and adjust the partners' capital account balances to reflect any resulting gain or loss. We will first apply the proceeds of liquidation to the payment of our creditors in the order of priority provided in our partnership agreement and by law. After that, we will distribute the proceeds to the unitholders and our general partner in accordance with their capital account balances, as so adjusted.

         We maintain capital accounts in order to ensure that the partnership's allocations of income, gain, loss and deduction are respected under the Internal Revenue Code. The balance of a partner's capital account also determines how much cash or other property the partner will receive on liquidation of the partnership. A partner's capital account is credited with (increased by) the following items:

         o the amount of cash and fair market value of any property (net of liabilities) contributed by the partner to the partnership, and

         o the partner's share of "book" income and gain (including income and gain exempt from tax).

A partner's capital account is debited with (reduced by) the following items:

         o the amount of cash and fair market value (net of liabilities) of property distributed to the partner, and

         o the partner's share of loss and deduction (including some items not deductible for tax purposes).

         Partners are entitled to liquidating distributions in accordance with their capital account balances. The allocations of gains and losses upon liquidation are intended, to the extent possible, to entitle common unitholders to a preference over the subordinated unitholders upon our liquidation to the extent required to permit common unitholders to receive the unrecovered initial public offering unit price described in "-Distributions from Capital Surplus," above, plus any unpaid arrearages in payment of the minimum quarterly distributions. Thus, we will allocate net losses recognized upon our liquidation to the holders of the subordinated units to the extent of their capital account balances before we allocate any loss to the holders of the common units. Also we will allocate net gains recognized upon our liquidation first to restore negative balances in the capital account of our general partner and any unitholders and then to the common unitholders until their capital account balances equal the unrecovered initial unit price plus unpaid arrearages in payment of the minimum quarterly distributions. However, we cannot assure you that there will be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts, even though there may be cash available for distribution to the holders of subordinated units.

         If our liquidation occurs before the end of the subordination period, any gain, or unrealized gain attributable to assets distributed in kind, will be allocated to the partners in the following manner:

         o first, to our general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

         o second, 98% to the common units, pro rata, and 2% to our general partner, until the capital account for each common unit is equal to the sum of:

           o the unrecovered unit price,

           o the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs, and

           o any unpaid arrearages in payment of the minimum quarterly distribution;

         o third, 98% to the subordinated units, pro rata, and 2% to our general partner, until the capital account for each subordinated unit is equal to the sum of:

           o the unrecovered capital on that subordinated unit and

           o the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

         o fourth, 85% to all units, pro rata, and 15% to our general partner, until there has been allocated under this paragraph an amount per unit equal to:

           o the excess of the $.52 target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence less

           o the cumulative amount per unit of any distribution of available cash from operating surplus in excess of the minimum quarterly distribution per unit that was distributed 85% to the units, pro rata, and 15% to our general partner for each quarter of our existence;

         o fifth, 75% to all units, pro rata, and 25% to our general partner, until there has been allocated under this paragraph an amount per unit equal to:

           o the excess of the $.60 target distribution per unit over the $.52 target distribution per unit for each quarter of our existence less

           o the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that was distributed 75% to the units, pro rata, and 25% to our general partner for each quarter of our existence; and

         o after that, 50% to all units, pro rata, and 50% to our general partner.

If our liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that the second and third priorities above will no longer be applicable.

         Upon our liquidation, any loss will generally be allocated to our general partner and the unitholders in the following manner:

         o first, 98% to holders of subordinated units in proportion to the positive balances in their capital accounts and 2% to our general partner, until the capital accounts of the holders of the subordinated units have been reduced to zero;

         o second, 98% to the holders of common units in proportion to the positive balances in their capital accounts and 2% to our general partner, until the capital accounts of the common unitholders have been reduced to zero; and

         o after that, 100% to our general partner.

If our liquidation occurs after the subordination period, the distinction between common units and subordinated units will disappear, so that all of the first priority above will no longer be applicable.

         In addition, we will make interim adjustments to the capital accounts at the time we issue additional equity interests or make distributions of property. We will base these adjustments on the fair market value of the interests or the property distributed and we will allocate any gain or loss resulting from the adjustments to the unitholders and our general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive interim adjustments to the capital accounts, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional equity interests, our distributions of property, or upon our liquidation, in a manner which results, to the extent possible, in the capital account balances of our general partner equaling the amount which would have been our general partner's capital account balances if we had not made any earlier positive adjustments to the capital accounts.

Power of Attorney

         Each limited partner, and each person who acquires a unit from a unitholder and executes and delivers a transfer application, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution and the amendment of our partnership agreement, and to make consents and waivers under our partnership agreement.

Capital Contributions

         Unitholders are not obligated to make additional capital contributions, except as described below under "--Limited Liability."

Limited Liability

         So long as a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act and otherwise acts in conformity with the provisions of our partnership agreement, the limited partner's liability under the Delaware Act will be limited to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined that a limited partner participated in the control of our business, then the limited partner could be held personally liable for our obligations under Delaware law to the same extent as our general partner. This liability would extend only to persons who transact business with us who reasonably believe that the limited partner is a general partner. However, what constitutes participating in the control of a limited partnership's business has not been clearly established in all states. If it were determined, for example, that the right, or exercise of a right, by the limited partners to:

         o remove our general partner,

         o approve some amendments to our partnership agreement, or

         o take other action under our partnership agreement

constituted participation in the control of our business, then limited partners could be held liable for our obligations to the same extent as our general partner.

         Under the Delaware Act, we cannot make a distribution to a partner if, after the distribution, all our liabilities, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property, exceed the fair value of our assets. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act is liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner is liable for the obligations of his assignor to make contributions to the partnership, except the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and which he could not ascertain from our partnership agreement.

         Our operating partnership currently conducts business in New York, Ohio and Pennsylvania. The limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in many jurisdictions. If it were determined that we were, by virtue of our limited partner interest in our operating partnership or otherwise, conducting business in any state under the applicable limited partnership statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner. We operate in a manner our general partner considers reasonable and appropriate to preserve the limited liability of the limited partners.

Transfer Agent and Registrar

         American Stock Transfer and Trust Company is our registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units, except that the following fees must be paid by unitholders:

         o surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges,

         o special charges for services requested by a holder of a common unit, and

         o other similar fees or charges.

There is no charge to unitholders for disbursements of cash distributions.

         We will indemnify the transfer agent, its agents and each of their particular shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in its capacity as our transfer agent, except for any liability due to any negligence, gross negligence, bad faith or intentional misconduct of the indemnified person or entity.

Transfer of Common Units

         The transfer agent will not record a transfer of common units, and we will not recognize the transfer, unless the transferee executes and delivers a transfer application. The form of transfer application appears on the reverse side of the certificates representing the common units. By executing and delivering a transfer application, the transferee of common units:

         o becomes the record holder of the common units and is an assignee until admitted as a substituted limited partner;

         o automatically requests admission as a substituted limited partner;

         o agrees to be bound by the terms and conditions of our partnership agreement;

         o represents that the transferee has the capacity, power and authority to enter into our partnership agreement;

         o grants powers of attorney to officers of our general partner and our liquidator, as specified in our partnership agreement; and

         o makes the consents and waivers contained in our partnership agreement.

         An assignee will become a substituted limited partner as to the transferred common units upon the consent of our general partner and the recordation of the name of the assignee on our books and records. Our general partner may withhold its consent in its sole discretion.

         A transferee's broker, agent or nominee may complete, execute and deliver the transfer applications. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

         Common units are securities and are transferable according to the laws governing transfer of securities. In addition to the rights acquired upon transfer, the transferor gives the transferee the right to request admission as a substituted limited partner. A purchaser or transferee of common units who does not execute and deliver a transfer application will have only

         o the right to assign the common units to a purchaser or other transferee and

         o the right to transfer the right to seek admission as a substituted limited partner.

Thus, a purchaser or transferee of common units who does not execute and deliver a transfer application will not receive

         o cash distributions or federal income tax allocations unless the common units are held in a nominee or "street name" account and the nominee or broker has executed and delivered a transfer application and

         o may not receive federal income tax information or reports furnished to record holders of common units.

         The transferor of common units must provide the transferee with all information necessary to transfer the common units. The transferor will not be required to insure the execution of the transfer application by the transferee and will have no liability or responsibility if the transferee neglects or chooses not to execute and forward the transfer application to the transfer agent. See "-Status as Limited Partner or Assignee."

         Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations, even if either of us has notice of an attempted transfer.

Issuance of Additional Securities

         Our partnership agreement generally authorizes us to issue an unlimited number of additional limited partner interests, debt and other securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of any limited partners. During the subordination period, we cannot issue securities having rights to distribution or in liquidation ranking prior or senior to our common units without the approval of our unitholders.

         We have funded, and will likely continue to fund, acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

         In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, in the sole discretion of our general partner, may have special voting rights to which the common units are not entitled.

         Upon issuance of additional partnership securities, our general partner must make additional capital contributions to the extent necessary to maintain its combined 2% general partner interest in us and in our operating partnership. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its percentage interest that existed immediately before each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership interests.

Amendment of Our Partnership Agreement

       Amendments to our partnership agreement may be proposed only by or with the consent of our general partner, which it may withhold in its sole discretion. In order to adopt a proposed amendment, other than the amendments discussed in "--No Unitholder Approval" below, our general partner must seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment.

       Prohibited Amendments. No amendment may be made that would:

         o change the percentage of outstanding units required to take partnership action, unless approved by the affirmative vote of unitholders constituting at least the voting requirement sought to be reduced;

         o enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected;

         o enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without its consent, which may be given or withheld in its sole discretion;

         o change our term;

         o provide that we are not dissolved upon the expiration of our term or upon an election to dissolve us by our general partner that is approved by holders of a majority of the units of each class; or

         o give any person the right to dissolve us other than our general partner's right to dissolve us with the approval of holders of a majority of the units of each class.

The provision of our partnership agreement preventing the amendments having the effects described above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class.

         No Unitholder Approval. Our general partner may amend our partnership agreement, without the approval of the unitholders, to:

         o change our name, the location of our principal place of business, our registered agent or registered office;

         o reflect the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

         o qualify us or continue our qualification as a limited partnership under the laws of any state or to ensure that neither we nor our operating partnership will be taxed as a corporation or otherwise taxed as an entity for federal income tax purposes;

         o prevent us or our general partner, or its directors, officers, agents or trustees, from being subject to the provisions of the Investment Advisers Act of 1940 or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974;

         o authorize additional limited or general partner interests;

         o reflect changes required by a merger agreement that has been approved under the terms of our partnership agreement;

         o permit us to form or invest in any entity, other than the operating partnership, permitted by our partnership agreement;

         o change our fiscal year or taxable year; and

         o make other changes substantially similar to any of the matters described above.

         In addition, our general partner may amend our partnership agreement, without the approval of the unitholders, if those amendments:

         o do not adversely affect the limited partners in any material respect;

         o are necessary to satisfy any requirements or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

         o are necessary to facilitate the trading of limited partner interests or to comply with any rule or guideline of any securities exchange or interdealer quotation system on which the limited partner interests are or will be listed for trading;

         o are necessary for any action taken by our general partner relating to splits or combinations of units; or

         o are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

         Opinion of Counsel and Unitholder Approval. Except in the case of the amendments described above under "--No Unitholder Approval," amendments to our partnership agreement will not become effective without the approval of holders of at least 90% of the units unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any limited partner or cause us or our operating partnership to be taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously taxed as such). Subject to obtaining the opinion of counsel, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected.

Merger, Sale or Other Disposition of Our Assets

         Our general partner may not, without the prior approval of holders of a majority of the outstanding units of each class, cause us to sell, exchange or otherwise dispose of all of substantially all of our assets, including by way of merger, consolidation or other combination, or approve on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our operating partnership. However, our general partner may mortgage or otherwise grant a security interest in all or substantially all of our assets or sell all or substantially all of our assets under a foreclosure without that approval. Furthermore, provided that conditions specified in our partnership agreement are satisfied, our general partner may merge us or any of our subsidiaries into, or convey some or all of our and their assets to, a newly formed entity if the sole purpose of that merger or conveyance changes our legal form into another limited liability entity.

         The unitholders are not entitled to dissenters' rights of appraisal in the event of a merger, consolidation, sale of substantially all of our assets or any other transaction or event.

Termination and Dissolution

       We will continue until December 31, 2098, unless terminated sooner upon:

         o the election of our general partner to dissolve us, if approved by the holders of a majority of the outstanding units of each class;

         o the sale, exchange or other disposition of all or substantially all of our assets and those of our operating partnership;

         o the entry of a decree of judicial dissolution of us; or

         o the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than the transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under the last item above, the holders of a majority of the units of each class may also elect, within specific time limitations, to reconstitute us by forming a new limited partnership on terms identical to those in our partnership agreement and having as general partner an entity approved by the holders of a majority of the units of each class subject to our receipt of an opinion of counsel to the effect that:

         o the action would not result in the loss of limited liability of any limited partner and

         o we, the reconstituted limited partnership, and the operating partnership would not be taxed as a corporation or otherwise be taxed as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

         Unless we are reconstituted and continue as a new limited partnership, upon our liquidation the liquidator will liquidate our assets and apply the proceeds of the liquidation as described in "--Cash Distribution Policy--Distributions of Cash Upon Liquidation." The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

Withdrawal or Removal of Our General Partner

         Except as described below, our general partner will not withdraw voluntarily either as our general partner or as general partner of our operating partnership during the subordination period without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. At the end of the subordination period, our general partner may withdraw as our general partner without first obtaining approval from the unitholders by giving 90 days' written notice. In addition, our general partner may withdraw at any time without unitholder approval upon 90 days' notice if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than our general partner and its affiliates. Our general partner may also sell or otherwise transfer all of its general partner interests in us without the approval of the unitholders as described below under "-Transfer of General Partner Interest and Incentive Distribution Rights." Upon withdrawal, we must reimburse our general partner for all expenses incurred by it on our behalf or allocable to us in connection with operating our business.

         If our general partner withdraws, other than as a result of a transfer of all or a part of its general partner interests in us, the holders of a majority of the common units may elect a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved and liquidated, unless within 180 days after that withdrawal the holders of a majority of the units of each class agree in writing to continue our business and to appoint a successor general partner. See "--Termination and Dissolution."

         Our general partner may not be removed except by the vote of the holders of at least 66 2/3% of the outstanding common units, excluding common units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal is also subject to the approval of a successor general partner by the vote of the holders of a majority of the common units, excluding common units held by our general partner and its affiliates. If our general partner is removed under circumstances where cause does not exist and does not consent to that removal:

         o the subordination period will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

         o the agreement of Atlas America to connect wells to our gathering systems will terminate;

         o the master natural gas gathering agreement with Atlas America will not apply to any future wells drilled by Atlas America although it will continue as to wells connected to the gathering system at the time of removal;

         o the obligations of Atlas America to provide financing and other assistance for the extension of our gathering systems and to provide assistance in the identification and acquisition of gathering systems from third parties will terminate;

         o any existing arrearages in payment of the minimum quarterly distributions will be extinguished; and

         o our general partner will have the right to convert its general partner interests and incentive distribution rights into common units or to receive cash in exchange for those interests from the successor general partner.

         Our partnership agreement defines "cause" as existing where a court has rendered a final, non-appealable judgment that our general partner has committed fraud, gross negligence or willful or wanton misconduct in its capacity as general partner.

         Withdrawal or removal of our general partner as our general partner also constitutes its withdrawal or removal as the general partner of our operating partnership.

         In the event of removal of our general partner under circumstances where cause exists or a withdrawal of our general partner that violates our partnership agreement, a successor general partner will have the option to purchase the general partner interests and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed, the departing general partner will have the option to require the successor general partner to purchase those interests for their fair market value. In each case, fair market value will be determined by agreement between the departing general partner and the successor general partner. If they cannot reach an agreement, an independent expert selected by the departing general partner and the successor general partner will determine the fair market value. If the departing general partner and the successor general partner cannot agree on an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value. If the purchase option is not exercised by either the departing general partner or the successor general partner, the general partner interests and incentive distribution rights will automatically convert into common units equal to the fair market value of those interests. The successor general partner must indemnify the departing general partner (or its transferee) from all of our debt and liability arising on or after the date on which the departing general partner becomes a common unitholder as a result of the conversion. Except for this limited indemnity right and the right of the departing general partner to receive distributions on its common units, no other payments will be made to our general partner after withdrawal.

Transfer of General Partner Interest and Incentive Distribution Rights

         Except for a transfer by our general partner of all, but not less than all, of its general partner interests in us and our operating partnership to:

         o an affiliate of our general partner or

         o another person as part of the merger or consolidation of the general partner with or into another person or the transfer by the general partner of all or substantially all of its assets to another person, our general partner may not transfer any part of its general partner interest in us and our operating partnership to another person during the subordination period without the approval of the holders of at least a majority of the outstanding common units, excluding those held by our general partner and its affiliates. After the subordination period ends, our general partner may transfer all or any part of its general partner interest without obtaining the consent of the common unitholders. As a condition to the transfer of a general partner interest, either before or after the subordination period ends, the transferee must assume the rights and duties of the general partner to whose interest it has succeeded, furnish an opinion of counsel regarding limited liability and tax matters, agree to acquire all of the general partner's interest in our operating partnership and agree to be bound by the provisions of the partnership agreement of our operating partnership. Our general partner may at any time, however, transfer its subordinated units without unitholder approval. In addition, the members of our general partner may sell or transfer all or part of their interest in our general partner to an affiliate without the approval of the unitholders.

         Our general partner or a later holder may transfer its incentive distribution rights to an affiliate or another person as part of its merger or consolidation with or into, or sale of all or substantially all of its assets to, that person without the prior approval of the unitholders. However, the transferee must agree to be bound by the provisions of our partnership agreement. Before the end of the subordination period, other transfers of the incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units, excluding those held by our general partner and its affiliates. After the subordination period ends, the incentive distribution rights will be freely transferable.

         Atlas America and its affiliates have agreed that they will not divest their interest in our general partner without also divesting to the same acquiror their ownership interest in subsidiaries which act as the general partner of oil and gas investment partnerships sponsored by them.

Change of Management Provisions

         Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Atlas Pipeline Partners GP, LLC as our general partner or otherwise change management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group will lose voting rights on all of its units and the units will not be considered outstanding for the purposes of noticing meetings, determining the presence of a quorum, calculating required votes and other similar matters. In addition, the removal of our general partner under circumstances where cause does not exist and our general partner does not consent to that removal has the adverse consequences described under "--Withdrawal or Removal of Our General Partner."

Limited Call Right

         If at any time not more than 20% of the outstanding limited partner interests of any class are held by persons other than our general partner and its affiliates, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining limited partner interests of the class held by unaffiliated persons as of a record date selected by our general partner on at least 10 but not more than 60 days' notice. The purchase price is the greater of:

         o the highest cash price paid by our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests and

         o the current market price as of the date three days before the date the notice is mailed.

         As a result of our general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market.

Meetings; Voting

         Except as described above under "-Change of Management Provisions," unitholders or assignees who are record holders of units on a record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a substituted limited partner, will be voted by our general partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by our general partner on behalf of non-citizen assignees, our general partner shall distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

         Any action to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the same number of units as would be necessary to take the action. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

         Except as described above under "--Change of Management Provisions," each record holder will have a vote in accordance with his percentage interest, although additional limited partner interests having different voting rights could be issued. See "--Issuance of Additional Securities." Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner. Except as otherwise provided in our partnership agreement, subordinated units will vote together with common units as a single class.

         We or the transfer agent will deliver any notice, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement to the record holder.

Status as Limited Partner or Assignee

         An assignee of a common unit, after executing and delivering a transfer application, but pending its admission as a substituted limited partner, is entitled to an interest equivalent to that of a limited partner sharing in allocations and distributions, including liquidating distributions. Our general partner will vote and exercise other powers attributable to common units owned by an assignee who has not become a substituted limited partner at the written direction of the assignee. See "--Meetings; Voting." We will not treat transferees who do not execute and deliver a transfer application as assignees or as record holders of common units, and they will not receive cash distributions, federal income tax allocations or reports furnished to record holders. See "-Transfer of Common Units."

Non-Citizen Assignees; Redemption

         If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property in which we have an interest because of the nationality, citizenship or related status of any limited partner or assignee, we may redeem the units held by the limited partner or assignee at their current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner or assignee to furnish information about his nationality, citizenship or related status. If a limited partner or assignee fails to furnish this information within 30 days after a request for it, or our general partner determines after receipt of the information that the limited partner or assignee is not an eligible citizen, then the limited partner or assignee may be treated as a non-citizen assignee. In addition to other limitations on the rights of an assignee who is not a substituted limited partner, a non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in kind upon our liquidation.

Indemnification

         Under the partnership agreement, we will indemnify the following persons, by reason of their status as such, to the fullest extent permitted by law, from and against all losses, claims or damages arising out of or incurred in connection with our business:

         o our general partner;

         o any departing general partner;

         o any person who is or was an affiliate of our general partner or any departing general partner;

         o any person who is or was a member, partner, officer, director, employee, agent or trustee of our general partner, any departing general partner or the operating partnership or any affiliate of a general partner, any departing general partner or the operating partnership; or

         o any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person.

         Our indemnification obligation arises only if the indemnified person acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, our best interests. With respect to criminal proceedings, the indemnified person must not have had reasonable cause to believe that the conduct was unlawful.

         Any indemnification under these provisions will be only out of our assets. Our general partner will not be personally liable for the indemnification obligations and will not have any obligation to contribute or loan funds to us in connection with it. The partnership agreement permits us to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Books and Reports

         Our general partner keeps appropriate books on our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our fiscal year is the calendar year.

         We furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we also furnish or make available summary financial information within 90 days after the close of each quarter.

         We furnish each record holder information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. We expect to furnish information in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders depends on the cooperation of unitholders in supplying us with specific information. We will furnish every unitholder with information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

         Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

         o a current list of the name and last known address of each partner;

         o a copy of our tax returns;

         o information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

         o copies of our partnership agreement, the certificate of limited partnership and related amendments and powers of attorney under which they have been executed;

         o information regarding the status of our business and financial condition; and

         o other information regarding our affairs that is just and reasonable.

         Our general partner intends to keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or which we are required by law or by agreements with third parties to keep confidential.

Registration Rights

         Under the partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, subordinated units or other partnership securities proposed to be sold by our general partner or any of its affiliates if an exemption from the registration requirements is not otherwise available. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

                                     EXPERTS

         The financial statements included or incorporated by reference in this prospectus have been so included or incorporated in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the securities offered hereby and tax matters will be passed upon for us by Ledgewood Law Firm, P.C., Philadelphia, Pennsylvania.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement on Form S-3 with respect to this offering. This prospectus only constitutes part of the registration statement and does not contain all of the information set forth in the registration statement, its exhibits, and its schedules.

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms. Please call the SEC at 1-800-SEC-0330 for additional information on the public reference rooms.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with it. This means that we can disclose important information to you by referring to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 will automatically update and supersede this information.

         We are incorporating by reference the following documents that we have previously filed with the SEC (other than information in such documents that is deemed not to be filed):

           o our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and

           o our Proxy Statement on Schedule 14A for the special meeting of unitholders held on February 11, 2004.

         You may obtain a copy of these filings without charge by writing or calling us at:

                               Investor Relations
                          Atlas Pipeline Partners, L.P.
                                 311 Rouser Road
                                  P.O. Box 611
                        Moon Township, Pennsylvania 15108
                                 (412) 262-2830

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus or the documents we have incorporated by reference is accurate as of any date other than the date on the front of those documents.

                              PLAN OF DISTRIBUTION

         We may distribute the securities from time to time in one or more transactions at a fixed price or prices. We may change these prices from time to time. We may also distribute our securities at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We will describe the distribution method for each offering in a prospectus supplement.

         We may sell our securities in any of the following ways:

         o through underwriters or dealers,

         o through agents who may be deemed to be underwriters as defined in the Securities Act, or

         o directly to one or more purchasers.

         The prospectus supplement for a particular offering will set forth the terms of the offering, purchase price, the proceeds we will receive from the offering, any delayed delivery arrangements, and any underwriting arrangements, including underwriting discounts and other items constituting underwriters' compensation and any discounts or concessions allowed or reallowed or paid to dealers. We may have agreements with the underwriters, dealers and agents who participate in the distribution to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make.

         Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

         If we use underwriters in the sale, the securities we offer will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to that offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement.

         If we use dealers in an offering, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         We may also offer our securities directly, or though agents we designate, from time to time at fixed prices, which we may change, or at varying prices determined at the time of sale. We will name any agent we use and describe the terms of the agency, including any commissions payable by us to the agent, in a prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent we use will act on a reasonable best efforts basis for the period of its appointment.

                                             TABLE OF CONTENTS

PROSPECTUS SUMMARY.......................................................................................3
------------------
RISK FACTORS............................................................................................15
------------
USE OF PROCEEDS.........................................................................................19
---------------
RATIO OF EARNINGS TO FIXED CHARGES......................................................................19
-----------------------------------
PRO FORMA FINANCIAL DATA................................................................................19
-------------------------------
CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES....................................................23
----------------------------------------------------
GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL......................................................28
--------------------------------------------------
DESCRIPTION OF COMMON UNITS.............................................................................28
---------------------------
DESCRIPTION OF SUBORDINATED UNITS.......................................................................28
---------------------------------
DESCRIPTION OF DEBT SECURITIES..........................................................................28
------------------------------
DESCRIPTION OF WARRANTS.................................................................................41
-----------------------
OUR PARTNERSHIP AGREEMENT...............................................................................42
-------------------------
EXPERTS.................................................................................................65
-------
LEGAL MATTERS...........................................................................................65
-------------
WHERE YOU CAN FIND MORE INFORMATION.....................................................................65
-----------------------------------
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................................................65
-----------------------------------------------
PLAN OF DISTRIBUTION....................................................................................67
--------------------

                                  $250,000,000

                          ATLAS PIPELINE PARTNERS, L.P.

                                  Common Units
                               Subordinated Units
                                 Debt Securities
                                    Warrants

                               ____________, 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         Set forth below are the expenses (other than underwriting discounts and commissions) we expect to pay in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimated:

Securities and Exchange Commission registration fee......................................................$ 31,675
AMEX listing fee.........................................................................................
Printing fees and expenses...............................................................................
Legal fees and expenses..................................................................................
Accounting fees and expenses.............................................................................
Rating agencies fees and expenses........................................................................
Transfer agent and registrar ............................................................................
Miscellaneous............................................................................................

TOTAL ...................................................................................................

Item 15. Indemnification of Directors and Officers

         The section of the prospectus entitled "Our Partnership Agreement--Indemnification" is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the Partnership Agreement,
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

         As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the bylaws of each of Atlas America and Resource America provide that its officers and directors (including those who act at its request as officers of and directors of subsidiaries) shall not be personally liable to the corporations or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of their duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director or officer derives an improper personal benefit. In addition, they provide for indemnification of its officers and directors to the fullest extent permitted under Delaware law, including indemnification for their service as officers and directors of subsidiaries.

         Substantially the same provisions regarding indemnification are contained in the limited liability company agreement of Atlas Pipeline Partners GP, LLC, our general partner.

         The limited liability company agreements of each of Atlas Pipeline New York, LLC, Atlas Pipeline Ohio, LLC and Atlas Pipeline Pennsylvania, LLC provide that each will indemnify its members from and against any loss, damage or expenditure incurred by a member, including, but not limited to, court costs and attorneys' fees, by reason of any act or omission performed or omitted by the member in good faith and in a manner reasonably believed by the member to be within the scope of the authority granted to the member under the limited liability agreement and not involving gross negligence, recklessness, willful misconduct, breach of the member's fiduciary duties and/or by reason of the member being a member.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Atlas America, Resource America or Atlas Pipeline Partners GP, LLC pursuant to the foregoing provisions, or otherwise, Atlas America, Resource America, Atlas Pipeline and Atlas Pipeline Partners GP, LLC, Atlas Pipeline Operating Partnership, L.P., Atlas Pipeline New York, LLC, Atlas Pipeline Ohio, LLC and Atlas Pipeline Pennsylvania, LLC, have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Resource America, the corporate parent of Atlas America and indirect corporate parent of Atlas Pipeline Partners GP, LLC, maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

Item 16. Exhibits and Financial Statements Schedules

         (a) Exhibits:
         1.1(1)  Form of Underwriting Agreement with respect to equity securities.
         1.2(1)  Form of Underwriting Agreement with respect to debt securities.
         2.1(2) Purchase and Sale Agreement dated September 16, 2003 between Atlas Pipeline Partners, L.P. and SEMCO Energy, Inc.
         3.1(1) Second Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Partners, L.P.
         4.1(3)  Form of common unit certificate
         4.2(1)  Form of subordinated unit certificate.
         4.3(1) Form of Indenture for senior debt securities of Atlas Pipeline Partners, L.P. (form of senior debt securities included therein).
         4.4(1) Form of Indenture for subordinated debt securities of Atlas Pipeline Partners, L.P. (form of subordinated debt securities included therein).
         4.5(1) Form of Warrant Agreement (form of warrant included therein). 5.1(1) Opinion of Ledgewood Law Firm, P.C. as to the legality of the securities being registered
         8.1(1)  Opinion of Ledgewood Law Firm, P.C. relating to tax matters
         12.1    Statement regarding computation of ratios
         23.1    Consent of Grant Thornton LLP
         23.2 Consent of Ledgewood Law Firm, P.C. (contained in Exhibits 5.1 and 8.1)
         24.1    Power of Attorney (included in signature pages)
         25.1(1) Statement of Eligibility on Form T-1 of Trustee for debt securities.
         -----------------------
         (1) To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities registered hereby.
         (2) Previously filed as an exhibit to our Current Report on Form 8-K dated September 16, 2003.
         (3) Previously filed as an exhibit to our Registration Statement on Form S-1 (Registration No. 333-85193).

         (b) Financial Statement Schedules

All financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

Item 17. Undertakings

The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrants hereby undertake that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moon Township, Pennsylvania, on March 10, 2004.


                        ATLAS PIPELINE PARTNERS, L.P.
                        ATLAS PIPELINE OPERATING
                            PARTNERSHIP, L.P.

                        By: Atlas Pipeline Partners GP, LLC, the General
                            Partner of each

                            By: /s/ Michael L. Staines
                               ------------------------------------------------
                            Michael L. Staines
                            President and Chief Operating Officer

                        ATLAS PIPELINE NEW YORK, LLC
                        ATLAS PIPELINE OHIO, LLC
                        ATLAS PIPELINE PENNSYLVANIA, LLC

                        By: Atlas Pipeline Operating Partnership, L.P.

                            By: Atlas Pipeline Partners GP, LLC, its
                              General Partner

                            By: /s/ Michael L. Staines
                               -----------------------------------------------
                                Michael L. Staines
                                President and Chief Operating Officer

         KNOWN ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Jonathan Z. Cohen and Michael L. Staines, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrants and in the capacities indicated for Atlas Pipeline Partners GP, LLC on March 10, 2004.

Signature                                Title
---------                                -----

/s/ Edward E. Cohen                      Chairman of the Managing Board
------------------------------------     (Chief Executive Officer)
Edward E. Cohen

/s/ Jonathan Z. Cohen                    Vice Chairman of the Managing Board
------------------------------------
Jonathan Z. Cohen

/s/ Michael L. Staines                   President, Chief Operating Officer
------------------------------------     and Managing Board Member
Michael L. Staines

/s/ Steven J. Kessler                    Chief Financial Officer
------------------------------------
Steven J. Kessler

/s/ Nancy J. McGurk                      Chief Accounting Officer
------------------------------------
Nancy J. McGurk

/s/ Murray S. Levin                      Managing Board Member
------------------------------------
Murray S. Levin

/s/ William R. Bagnell                   Managing Board Member
------------------------------------
William R. Bagnell

/s/ Donald W. Delson                     Managing Board Member
------------------------------------
Donald W. Delson

/s/ Tony C. Banks                        Managing Board Member
---------------------------
Tony C. Banks